Exhibit 10.2

DEBENTURE PURCHASE AGREEMENT

THIS DEBENTURE PURCHASE AGREEMENT (this “Agreement”), dated as of November 11, 2024, is between PLUG POWER INC., a company incorporated under the laws of the State of Delaware, with principal executive offices located at 125 Vista Boulevard, Slingerlands, New York 12159 (the “Company”), and YA II PN, Ltd., a Cayman Islands exempt limited company (the “Buyer”).

WITNESSETH

WHEREAS, the Company and the Buyer desire to enter into this transaction for the Company to sell and the Buyer to purchase the Convertible Debenture (as defined below) pursuant to an exemption from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”);

WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company shall issue and sell to the Buyer and the Buyer shall purchase a convertible debenture in the form attached hereto as Exhibit A (the “Convertible Debenture”) in the aggregate principal amount of $200,000,000 (the “Subscription Amount”), which shall be convertible into shares of the Company’s common stock, par value $0.01 per share (the “Common Shares”) (as converted, the “Conversion Shares”), which shall be purchased on the date that is one (1) Business Day following the satisfaction of the conditions contained herein (the “Closing”), at a purchase price equal to 95% of the Subscription Amount (the “Purchase Price”);

WHEREAS, the Company has agreed to register for resale under the Securities Act all of the Registrable Securities (as defined in the Convertible Debenture); and

WHEREAS, the Convertible Debenture and the Conversion Shares are collectively referred to herein as the “Securities.”

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Buyer hereby agree as follows:

1.PURCHASE AND SALE OF CONVERTIBLE DEBENTURE.

(a)Purchase of Convertible Debenture.  Subject to the satisfaction (or waiver) of the conditions set forth in Sections 6 and 7 below, the Company shall issue and sell to the Buyer, and the Buyer agrees to purchase from the Company at the Closing, a Convertible Debenture with principal amount corresponding to the Subscription Amount set forth opposite the Buyer’s name on Schedule I attached hereto.

(b)Closing Date. The Closing shall occur remotely by conference call and electronic delivery of documentation. The date and time of the Closing shall be at 10:00 a.m., New York time, on the first Business Day following the date on which the conditions to the

Closing set forth in Sections 6 and 7 below are satisfied or waived (or such other date as is mutually agreed to by the Company and the Buyer) (the “Closing Date”). As used herein, “Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to remain closed.

(c)Form of Payment; Deliveries.  Subject to the satisfaction (or waiver) of the terms and conditions set forth in Sections 6 and 7 of this Agreement, on the Closing Date, (i) the Buyer shall deliver to the Company, in immediately available funds to a bank account designated in writing by the Company, the Purchase Price for the Convertible Debenture to be issued and sold to the Buyer at such Closing, minus any fees or expenses to be paid directly from the proceeds of such Closing as set forth herein, and (ii) the Company shall deliver to the Buyer the Convertible Debenture which the Buyer is purchasing at the Closing with a principal amount corresponding with the Subscription Amount set forth in Schedule I hereto, duly executed on behalf of the Company.

(d)Maximum Shares. Notwithstanding anything in this Agreement to the contrary, the Company shall not issue any Common Shares pursuant to the transactions contemplated hereby or by any other Transaction Documents (as defined below) (including the Conversion Shares) if the issuance of Common Shares would exceed the aggregate number of Common Shares that the Company may issue upon conversion pursuant to the terms of the Convertible Debenture in compliance with the Company’s obligations under the rules or regulations of the Nasdaq Stock Market LLC (“Nasdaq”) (the number of shares which may be issued without violating such rules and regulations is 182,148,267 and shall be referred to as the “Exchange Cap”), except that such limitation shall not apply in the event that the Company (A) obtains the approval of its stockholders as required by the applicable rules of the Nasdaq for issuances of Common Shares in excess of such amount or (B) is advised by outside counsel to the Company that such approval is not required. The Exchange Cap shall be appropriately adjusted for any stock dividend, stock split, reverse stock split or similar transaction.

2.BUYER’S REPRESENTATIONS AND WARRANTIES.

The Buyer represents and warrants to the Company that, as of the date hereof and as of the Closing Date:

(a)Investment Purpose.  The Buyer understands that the Securities are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Securities for its own account for investment purposes and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered under or exempt from the registration requirements of the Securities Act. The Buyer does not presently have any agreement or understanding, directly or indirectly, with any Person (as defined below) to distribute any of the Securities in violation of applicable securities laws (this representation and warranty not limiting the Buyer’s right to sell the Securities in compliance with applicable securities laws).  As used herein, “Person” means a corporation, a limited liability company, an association, a partnership, an organization, a business, an individual, a governmental or political subdivision thereof or a governmental agency.

(b)Accredited Investor Status.  At the time the Buyer was offered the Securities, it was and, as of the date hereof, the Buyer is an “Accredited Investor” as that term is defined in Rule 501(a)(3) of Regulation D.

(c)Reliance on Exemptions. The Buyer understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of U.S. federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and the Buyer’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of the Buyer to acquire the Securities.

(d)Access to Information.  The Buyer and its advisors have (i) been afforded the opportunity to ask questions of the Company and its management and to receive information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (ii) the opportunity to obtain such additional information necessary to make an informed investment decision with respect to the Buyer’s investment. Neither such inquiries nor any other due diligence investigations conducted by the Buyer or its advisors or representatives, if any, shall modify, amend or affect the Buyer’s right to rely on the Company’s representations and warranties contained in Section 3 below. The Buyer understands that its investment in the Securities involves a high degree of risk. The Buyer acknowledges that it can bear the economic risk and complete loss of its investment in the Securities and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment contemplated hereby.  The Buyer understands that nothing in this Agreement or any other materials presented by or on behalf of the Company to the Buyer in connection with the purchase of the Securities constitutes legal, tax or investment advice.  The Buyer has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities.

(e)Transfer or Resale.  The Buyer understands that: (i) the Securities have not been registered under the Securities Act or qualified under any state securities laws, and may not be offered for sale, sold, pledged, assigned or transferred unless (A) subsequently registered thereunder, (B) such Buyer shall have delivered to the Company an opinion of counsel, in form reasonably acceptable to the Company, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration requirements, or (C) such Buyer provides the Company with reasonable assurances (in the form of seller and broker representation letters) that such Securities can be sold, assigned or transferred pursuant to Rule 144 promulgated under the Securities Act, as amended (or a successor rule thereto) (collectively, “Rule 144”), in each case following the applicable holding period set forth therein; and (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the Person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities

Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the SEC thereunder.

(f)Legends.  The Buyer agrees to the imprinting, so long as its required by this Section 2(f), of a restrictive legend on the Securities in substantially the following form:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE [AND THOSE SECURITIES INTO WHICH THEY ARE CONVERTIBLE] HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED UNDER APPLICABLE STATE SECURITIES LAWS. THE SECURITIES [AND THOSE SECURITIES INTO WHICH THEY ARE CONVERTIBLE] HAVE BEEN ACQUIRED SOLELY FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TOWARD RESALE AND MAY NOT BE OFFERED FOR SALE, SOLD, PLEDGED, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS.

Certificates evidencing the Conversion Shares shall not be required to contain any legend (including the legend set forth above), (i) while the Conversion Shares are sold or transferred pursuant to an effective registration statement, (ii) following any sale of such Conversion Shares pursuant to Rule 144 (assuming the transferor is not an affiliate of the Company), (iii) if such Conversion Shares are eligible to be sold under Rule 144 (provided that the Buyer provides the Company with reasonable assurances that such securities are eligible for sale under Rule 144), or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the SEC).  If a legend is not required pursuant to the foregoing, the Company shall no later than two (2) business days following the delivery by the Buyer to the Company or the transfer agent (with notice to the Company) of a legended certificate representing such securities (endorsed or with stock powers attached and otherwise in form necessary to affect the reissuance and/or transfer, if applicable), together with any other deliveries from the Buyer as may be required, either: (A) provided that the Company’s transfer agent is participating in the DTC Fast Automated Securities Transfer Program (“FAST”), credit the aggregate number of Common Shares to which the Buyer shall be entitled to such Buyer’s or its designee’s balance account with DTC through its Deposit/Withdrawal at Custodian system or (B) if the Company’s transfer agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and deliver (via reputable overnight courier) to the Buyer, a certificate representing such securities that is free from all restrictive and other legends, registered in the name of the Buyer or its designee. The Buyer agrees that the removal of a restrictive legend from certificates representing Securities as set forth in this Section 2(f) is predicated upon the Company’s reliance that the Buyer will sell any Securities pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom, and that if Securities are sold pursuant to a registration statement, they will be sold in compliance with the plan of distribution set forth therein.  The Company shall be responsible for the fees and expenses of its transfer agent, its legal counsel, and DTC fees required in connection with the delivery of unlegended shares in accordance with the foregoing. The Company shall not be responsible for any fees incurred by the Buyer in connection with the sale or other transfer of such unlegended shares (including any underwriting, brokerage or similar fees or discounts of selling commissions, or any stock transfer taxes or any other taxes borne by the Buyer).

(g)Organization; Authority. The Buyer is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents to which it is a party and otherwise to carry out its obligations hereunder and thereunder.

(h)Authorization, Enforcement.  The Transaction Documents to which the Buyer is a party have been duly and validly authorized, executed and delivered on behalf of the Buyer and shall constitute the legal, valid and binding obligations of the Buyer enforceable against the Buyer in accordance with their terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies.

(i)No Conflicts. The execution, delivery and performance by the Buyer of this Agreement and the consummation by the Buyer of the transactions contemplated hereby will not (i) result in a violation of the organizational documents of the Buyer, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Buyer is a party or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to the Buyer, except, in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Buyer to perform its obligations hereunder.

(j)Certain Trading Activities. The Buyer has not directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with the Buyer, engaged in any transactions in the securities of the Company (including, without limitation, any Short Sales (as defined below) involving the Company's securities) during the period commencing as of the time that the Buyer first contacted the Company or the Company's agents regarding the specific investment in the Company contemplated by this Agreement and ending on the date and such time that the transactions contemplated by this Agreement are first publicly announced pursuant to Section 4(a)(ii).

(k)No General Solicitation. The Buyer is not purchasing or acquiring the Securities as a result of any general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities.

(l)Not an Affiliate. The Buyer is not (i) an officer or director of the Company or any of its Subsidiaries, (ii) an “affiliate” (as defined in Rule 144) of the Company or any of its Subsidiaries or (iii) a “beneficial owner” of more than 10% of the shares of Common Shares (as defined for purposes of Rule 13d3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)).

(m)Regulation M. The Buyer is aware that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of Common Shares and other activities with respect to the Common Shares by the Buyer.

(n)Beneficial Ownership. The Buyer does not intend to, alone or together with others, make a public filing with the SEC to disclose that it has (or that it together with such other Persons have) acquired, or obtained the right to acquire, at any one time, as a result of the Closing (when added to any other securities of the Company that it or they then own or have the right to acquire), in excess of 19.999% of the outstanding Common Shares or the voting power of the Company on a post-transaction basis that assumes that the Closing shall have occurred.

(o)Excluded Information. Notwithstanding anything to the contrary in this  Agreement, the Buyer acknowledges that the Company has access to and is in possession  of material nonpublic information regarding the Company and its subsidiaries that is not known to the Buyer (the “Excluded Information”). The Buyer hereby assumes and accepts the risk that the Excluded Information will not be known to the Buyer before making a binding commitment to purchase the Convertible Debenture.  The Buyer acknowledges that it has been afforded the opportunity to receive information (including the Excluded Information) about the Company and its financial condition, results of  operations, business, properties, management and prospects, and to ask such questions  of, and to receive answers from, representatives of the Company concerning such  information (including the Excluded Information), in each case sufficient to enable the Buyer to evaluate a decision to enter into this Agreement.

3.REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

Except (i) as set forth in the SEC Documents (as defined below) that are available on the SEC’s website through the EDGAR system, (ii) the Draft 10-Q (as defined below) or (iii) the Draft Earnings Release (as defined below), the Company hereby makes the representations and warranties set forth below to the Buyer:

(a)Organization and Qualification. The Company and each of its Subsidiaries are entities duly formed, validly existing and in good standing under the laws of the jurisdiction in which they are formed and have the requisite power and authority to own their properties and to carry on their business as now being conducted and as presently proposed to be conducted. The Company and each of its significant subsidiaries (as defined in Rule 1-02 of Regulation S-X) is duly qualified as a foreign entity to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect (as defined below). As used in this Agreement, “Material Adverse Effect” means any material adverse effect on (i) the business, properties, assets, liabilities, operations (including results thereof), condition (financial or otherwise) or prospects of the Company and its Subsidiaries, taken as a whole, (ii) the transactions contemplated hereby or in any of the other Transaction Documents or any other agreements or instruments to be entered into by the Company in connection herewith or therewith or (iii) the authority or ability of  the Company to perform any of its obligations under any of the Transaction Documents. “Subsidiaries” shall mean any Person in which the Company, directly or indirectly, (x) owns a majority of the outstanding capital stock or holds a majority of the equity or similar interest of such Person or (y) controls or operates all or substantially all of the business, operations or administration of such Person (whether by contract or otherwise), and each of the foregoing, is individually referred to herein as a “Subsidiary.”

(b)Authorization; Enforcement; Validity. The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and the other Transaction Documents and to issue the Securities in accordance with the terms hereof and thereof. The execution and delivery of this Agreement and the other Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Convertible Debenture, the reservation for issuance and issuance of the Conversion Shares issuable upon conversion of the Convertible Debenture), have been duly authorized by the Company's board of directors and no further filing, consent or authorization is required by the Company, its board of directors or its shareholders or other governmental body (other than filings as may be required by the SEC or the Principal Market (as defined below). This Agreement has been, and the other Transaction Documents to which the Company is a party will be prior to the Closing, duly executed and delivered by the Company, and each constitutes the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with its respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies and except as rights to indemnification and to contribution may be limited by federal or state securities law. “Transaction Documents” means, collectively, this Agreement, the Convertible Debenture and each of the other agreements and instruments entered into by the Company or delivered by the Company in connection with the transactions contemplated hereby and thereby, as may be amended from time to time.

(c)Issuance of Securities. The issuance of the Securities has been duly authorized and, upon issuance and payment in accordance with the terms of the Transaction Documents, the Securities shall be validly issued, fully paid and nonassessable and free from all preemptive or similar rights, mortgages, defects, claims, liens, pledges, charges, taxes, rights of first refusal, security interests and other encumbrances (collectively, “Liens”) with respect to the issuance thereof. As of the Closing Date, the Company’s board of directors shall have reserved from its duly authorized capital stock and the Company shall have delivered an instruction letter to its transfer agent instructing the transfer agent to reserve the Required Reserve Amount (as defined in the Convertible Debenture). Upon issuance or conversion in accordance with the Convertible

Debenture, the Conversion Shares, when issued, will be validly issued, fully paid and nonassessable and free from all preemptive or similar rights or Liens with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Shares.

(d)No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Convertible Debenture, the Conversion Shares, and the reservation of the Required Reserve Amount for issuance of the Conversion Shares) will not (i) result in a violation of the Certificate of Incorporation (as defined below), Bylaws (as defined below), certificate of formation, bylaws or other organizational documents of the Company or any of its Subsidiaries, or the terms or rights of any capital stock or other securities of the Company or any of its Subsidiaries, (ii) conflict with, or constitute a default  under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, contract, indenture or instrument to which the Company or any of its Subsidiaries is a party or bound or by which of any their assets are bound, encumbered or otherwise affected, or (iii) assuming the accuracy of the representations and warranties in Section 2, result in a violation of any law, rule, regulation, order, judgment or decree, including, without limitation, U.S. federal and state securities laws and regulations, and the rules and regulations of the Nasdaq Capital Market (the “Principal Market,” provided however, that in the event the Company’s Common Shares are ever listed or traded on any of the New York Stock Exchange, the NYSE American, the Nasdaq Global Select Market or the Nasdaq Global Market, the “Principal Market” shall mean that market on which the Common Shares is then listed or traded) and including all applicable laws, rules and regulations applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound, encumbered or otherwise affected, except in the case of (ii) and (iii), for such breaches, violations or conflicts as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(e)Consents. The Company is not required to obtain any consent from, authorization or order of, or make any filing or registration with (other than any filings as may be required by any federal or state securities agencies and any filings as may be required by the Principal Market), any Governmental Entity (as defined below) or any regulatory or selfregulatory agency or any other Person in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents, in each case, in accordance with the terms hereof or thereof. Neither the Company nor any of its Subsidiaries are aware of any facts or circumstances which might prevent the Company or any of its Subsidiaries from obtaining or effecting any of the registration, application or filings contemplated by the Transaction Documents. The Company is not in violation of the rules, regulations or requirements of the Principal Market and has no knowledge of any facts or circumstances which could reasonably lead to delisting or suspension of trading of the Common Shares. “Governmental Entity” means any nation, state, county, city, town, village, district, or other political jurisdiction of any nature, federal, state, local, municipal, foreign, or other government, governmental or quasigovernmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal), multinational organization or body; or body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature or instrumentality of any of the foregoing, including any entity or enterprise owned or controlled by a government or a public international organization or  any of the foregoing.

(f)Acknowledgment Regarding Buyer's Purchase of Securities. The Company acknowledges and agrees that the Buyer is acting solely in the capacity of an arm's length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby and that the Buyer is not (i) an officer or director of the Company or any of its Subsidiaries, (ii) to its knowledge, an "affiliate" (as defined in Rule 144) of the Company or any of its Subsidiaries or (iii) to its knowledge, a “beneficial owner” of more than 10% of the Common Shares (as defined for purposes of Rule 13d3 of the Exchange Act). The Company further acknowledges that neither the Buyer nor any affiliate of the Buyer is acting as a financial advisor or fiduciary of the Company or any of its Subsidiaries (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby, and any advice given by the Buyer or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to the Buyer's purchase of the Securities. The Company further represents to the Buyer that the Company's decision to enter into the Transaction Documents to which it is a party has been based solely on the independent evaluation by the Company and its advisors and representatives, and that the Company is not a client or customer of the Buyer or its affiliates and neither the Buyer nor any of its affiliates has provided any services to the Company or any of its affiliates.

(g)No Integrated Offering. None of the Company, its Subsidiaries or any of their affiliates, nor, to the Company’s knowledge, any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause the offering of any of the Securities to be integrated with other offerings of securities of the Company or cause this offering of the Securities to require approval of shareholders of the Company under any applicable shareholders approval provisions, including, without limitation, under the rules and regulations of Nasdaq . None of the Company, its Subsidiaries, their affiliates or any Person acting on their behalf will take any action or steps that would cause the offering of any of the Securities to be integrated with other offerings of securities of the Company.

(h)Dilutive Effect. The Company understands and acknowledges that the number of Conversion Shares will increase in certain circumstances. The Company further acknowledges its obligation to issue the Conversion Shares upon conversion of the Convertible Debenture in accordance with its terms is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other shareholders of the Company.

(i)Application of Takeover Protections; Rights Agreement. The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, interested shareholders, business combination, poison pill (including, without limitation, any distribution under a rights agreement), shareholders rights plan or other similar antitakeover provision under the Certificate of Incorporation, Bylaws or other organizational documents or the laws of the jurisdiction of its incorporation or otherwise which is or could become applicable to the Buyer as a result of the transactions contemplated by this Agreement and the other Transaction Documents, including, without limitation, the Company's issuance of the Securities and the Buyer's ownership of the Securities.

(j) SEC Documents; Financial Statements. During the two (2) years prior to the date hereof, the Company has timely filed all reports, schedules, forms, proxy statements, statements and other documents required to be filed by it with the SEC (other than Section 16 ownership filings) pursuant to the reporting requirements of the Exchange Act (all of the foregoing filed prior to the date hereof and all exhibits and appendices included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC Documents”). As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act or the Securities Act, as applicable and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents complied in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto as in effect as of the time of filing. Such financial statements have been prepared in accordance with generally accepted accounting principles (“GAAP”), consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal yearend audit adjustments). The reserves, if any, established by the Company or the lack of reserves, if applicable, are reasonable based upon facts and circumstances known by the Company on the date hereof. No other information provided by or on behalf of the Company to the Buyer which is not included in the SEC Documents contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein not misleading, in the light of the circumstance under which they are or were made. The Company is not currently contemplating to amend or restate any of the financial statements (including, without limitation, any notes to the financial statements or any letter of the independent accountants of the Company with respect thereto) included in the SEC Documents (the “Financial Statements”), nor is the Company currently aware of facts or circumstances which would require the Company to amend or restate any of the Financial Statements, in each case, in order for any of the Financials Statements to be in compliance with GAAP and the rules and regulations of the SEC. The Company has not been informed by its independent accountants that they recommend that the Company amend or restate any of the Financial Statements or that there is any need for the Company to amend or restate any of the Financial Statements.

(k)Absence of Certain Changes. Since the date of the Company's most recent audited financial statements contained in a Form 10-K, except as specifically set forth in a subsequent SEC

Filing filed prior to the date hereof, there has been no Material Adverse Effect, nor any event or occurrence affecting the Company or its Subsidiaries that, individually or in the aggregate, would be reasonably expected to result in a Material Adverse Effect. Since the date of the Company's most recent unaudited financial statements contained in a Form 10-Q, neither the Company nor any of its Subsidiaries has (i) declared or paid any dividends, (ii) sold any material assets, individually or in the aggregate, outside of the ordinary course of business or (iii) made any material capital expenditures, individually or in the aggregate, outside of the ordinary course of business. Neither the Company nor any of its Subsidiaries has taken any steps to seek protection pursuant to any law or statute relating to bankruptcy, insolvency, reorganization, receivership, liquidation or winding up, nor does the Company or any Subsidiary have any knowledge or reason to believe that any of their respective creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact which would reasonably lead a creditor to do so. The Company and its Subsidiaries, individually and on a consolidated basis, are not as of the date hereof, and after giving effect to the transactions contemplated hereby to occur at the Closing, will not be Insolvent (as defined below).  For purposes of this Section 3(k), “Insolvent” means, (i) with respect to the Company and its Subsidiaries, on a consolidated basis, (A) the present fair saleable value of the Company’s and its Subsidiaries’ assets is less than the amount required to pay the Company’s and its Subsidiaries’ total Indebtedness (as defined below), (B) the Company and its Subsidiaries are unable to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured or (C) the Company and its Subsidiaries intend to incur or believe that they will incur debts that would be beyond their ability to pay as such debts mature; or (ii) with respect to the Company and each Subsidiary, individually, (A) the present fair saleable value of the Company’s or such Subsidiary’s (as the case may be) assets is less than the amount required to pay its respective total Indebtedness, (B) the Company or such Subsidiary (as the case may be) is unable to pay its respective debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured or (C) the Company or such Subsidiary (as the case may be) intends to incur or believes that it will incur debts that would be beyond its respective ability to pay as such debts mature.

(l)No Undisclosed Events, Liabilities, Developments or Circumstances. No event, liability, development or circumstance has occurred or exists, or is reasonably expected to exist or occur specific to the Company, any of its Subsidiaries or any of their respective businesses, properties, liabilities, prospects, operations (including results thereof) or condition (financial or otherwise), that (i) would be required to be disclosed by the Company under applicable securities laws on a registration statement on Form S-3 filed with the SEC relating to an issuance and sale by the Company of its Common Shares and which has not been publicly announced or (ii) would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(m)Regulatory Permits. During the one (1) year prior to the date hereof, (i) the Common Shares have been listed on the Principal Market, (ii) trading in the Common Shares has not been suspended by the SEC or the Principal Market and (iii) the Company has received no communication, written or oral, from the SEC or the Principal Market regarding the suspension or delisting of the Common Shares from the Principal Market, which has not been publicly disclosed. The Company and each of its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such certificates, authorizations or permits would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and neither the Company nor any of its Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit, except where the revocation or modification of such certificates, authorizations or permits would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(n)Foreign Corrupt Practices. None of  the Company or any of its Subsidiaries or any director or officer or, to the Company’s knowledge, any employee, any agent or any other Person acting for or on behalf of the Company or any of its Subsidiaries (individually and collectively, a “Company Affiliate”) have violated the U.S. Foreign Corrupt Practices Act (the “FCPA) or any other applicable antibribery or anticorruption laws, nor, to the Company’s knowledge, has any Company Affiliate offered, paid, promised to pay, or authorized the payment of any money, or offered, given, promised to give, or authorized the giving of anything of value, to any officer, employee or any other Person acting in an official capacity for any Governmental Entity to any political party or official thereof or to any candidate for political office (individually and collectively, a “Government Official”) or to any Person under circumstances where such Company Affiliate knew or was aware of a high probability that all or a portion of such money or thing of value would be offered, given or promised, directly or indirectly, to any Government Official, for the purpose, in violation of applicable law, of:  (i) (A) influencing any act or decision of such Government Official in his/her official capacity, (B) inducing such Government Official to do or omit to do any act in violation of his/her lawful duty, (C) securing any improper advantage, or (D) inducing such Government Official to influence or affect any act or decision of any Governmental Entity, or (ii) assisting the Company or its Subsidiaries in obtaining or retaining business for or with, or directing business to, the Company or its Subsidiaries.

(o)Equity Capitalization.

(i)Authorized and Outstanding Capital Stock. As of November 7, 2024, the authorized capital stock of the Company consists of (A) 1,500,000,000 Common Shares, of which, 911,196,936 shares (excluding treasury shares) are issued and outstanding and (B) 5,000,000 shares of preferred stock, none of which are issued and outstanding. As of November 7, 2024, the Company has reserved 164,688,972 Common Shares for issuance to parties or persons other than the Buyer.

(ii)Valid Issuance; Available Shares. All of such outstanding shares are duly authorized and have been validly issued and are fully paid and nonassessable.  Except as disclosed in the SEC Documents, there are no Common Shares that are (A) reserved for issuance pursuant to Convertible Securities (as defined below) (other than the Convertible Debenture) and (B) that are, as of the date hereof, owned by Persons who are “affiliates” (as defined in Rule 405 of the Securities Act and calculated based on the assumption that only officers, directors and holders of at least 10% of the Company’s issued and outstanding Common Shares are “affiliates” without conceding that any such Persons are “affiliates” for purposes of federal securities laws) of the Company or any of its Subsidiaries.  To the Company’s knowledge, no Person owns 10% or more of the Company’s issued and outstanding Common Shares (calculated based on the assumption that all Convertible Securities (as defined below), whether or not presently exercisable or convertible, have been fully exercised or converted (as the case may be) taking account of any limitations on exercise or conversion (including “blockers”) contained therein without conceding that such identified Person is a 10% shareholder for purposes of federal securities laws). “Convertible Securities” means any capital stock or other security of the Company or any of its Subsidiaries that is at any time and under any circumstances directly or indirectly convertible into, exercisable or exchangeable for, or which otherwise entitles the holder thereof to acquire, any capital stock or other security of the Company (including, without limitation, Common Shares) or any of its Subsidiaries.

(iii)Existing Securities; Obligations. Except as disclosed in the SEC Documents: (A) none of the Company's or any Subsidiary's shares, interests or capital stock is subject to preemptive rights or any other similar rights or Liens suffered or permitted by the Company or any Subsidiary; (B) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares, interests or capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares, interests or capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares, interests or capital stock of the Company or any of its Subsidiaries; (C) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the resale of any of their securities under the Securities Act (except pursuant to this Agreement and except in connection with the Transaction Agreement, dated as of July 20, 2017, by and between the Company and Wal-Mart Stores, Inc., the Transaction Agreement, dated as of August 24, 2022, by and between the Company and Amazon.com, Inc. and the earn-out settlement agreement with Giner ELX, Inc.); (D) there are no outstanding securities or instruments of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries; (E) there are no securities or instruments containing antidilution or similar provisions that will be triggered by the issuance of the Securities; and (F) neither the Company nor any Subsidiary has entered into any Variable Rate Transaction.

(iv)Organizational Documents. The Company has furnished to the Buyer or filed on EDGAR true, correct and complete copies of the Company's Certificate of Incorporation, as amended and as in effect on the date hereof (the “Certificate of Incorporation”), and the Company's bylaws, as amended and as in effect on the date hereof (the “Bylaws”), and the terms of all convertible securities and the material rights of the holders thereof in respect thereto. Neither the Company nor any of its Subsidiaries is in violation of any term under the Certificate of Incorporation, Bylaws, certificate of formation, bylaws or other organizational documents of the Company or any of its Subsidiaries.

(p)Indebtedness and Other Contracts. Except as disclosed in the SEC Documents, neither the Company nor any of its Subsidiaries, (i) has any material outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing Indebtedness of the Company or any of its Subsidiaries or by which the Company or any of its Subsidiaries is or may become bound, (ii) is a party to any contract, agreement or instrument, the violation of which, or default under which, by the other party(ies) to such contract, agreement or instrument could reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect, (iii) is in violation of any term of, or in default under, any contract, agreement or instrument relating to any Indebtedness, except where such violations and defaults would not result, individually or in the aggregate, in a Material Adverse Effect, or (v) is a party to any contract, agreement or instrument relating to any Indebtedness, the performance of which, in the judgment of the Company’s officers, has or is expected to have, individually or in the aggregate, a Material Adverse Effect.  Neither the Company nor any of its Subsidiaries have any liabilities or obligations required to be disclosed in the SEC Documents which are not so disclosed in the SEC Documents, other than those incurred in the ordinary course of the Company’s or its Subsidiaries’ respective businesses and which, individually or in the aggregate, do not or could not have a Material Adverse Effect.   For purposes of this Agreement:  (x) “Indebtedness” of any Person means, without duplication (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (including, without limitation, “capital leases” in accordance with GAAP) (other than trade payables entered into in the ordinary course of business), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in connection with GAAP, consistently applied for the periods covered thereby, is classified as a capital lease, (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (H) all Contingent

Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (G) above; and (y) “Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any Indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.

(q)Litigation. Except as disclosed in the SEC Documents or the Draft 10-Q, there is no action, suit, arbitration, proceeding, inquiry or investigation before or by the Principal Market, any court, public board, other Governmental Entity, selfregulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries, the Common Shares or any of the Company's or its Subsidiaries' officers or directors, whether of a civil or criminal nature or otherwise, in their capacities as such, which would reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect. Without limitation of the foregoing, there has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the SEC involving the Company, any of its Subsidiaries or any current or former director or officer of the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries (1) is the subject of any order, writ, judgment, injunction, decree, determination or award of any Governmental Entity that would reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect or (2) is in violation of any judgment, decree or order or any statute, ordinance, rule or regulation applicable to the Company or any of its Subsidiaries, except for violations which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(r)Intellectual Property Rights. The Company and its Subsidiaries own or possess adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, original works of authorship, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and other intellectual property rights and all applications and registrations therefor (“Intellectual Property Rights”) necessary to conduct their respective businesses as now conducted and presently proposed to be conducted. The Company does not have any knowledge of any infringement by the Company or its Subsidiaries of Intellectual Property Rights of others.  There is no claim, action or proceeding being made or brought, or to the knowledge of the Company or any of its Subsidiaries, being threatened, against the Company or any of its Subsidiaries regarding its Intellectual Property Rights, except where such claim, action or proceeding would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.  Neither the Company nor any of its Subsidiaries is aware of any facts or circumstances which might give rise to any of the foregoing infringements or claims, actions or proceedings.  The Company and its Subsidiaries have taken reasonable security measures to protect their Intellectual Property Rights, except where failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(s)Environmental Laws. Except, in each case, as would not be reasonably anticipated to have a Material Adverse Effect, the Company and the Subsidiaries (a) are in compliance with any and all applicable laws relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants, (b) have received and hold all material permits, licenses or other approvals required of them under all such laws to conduct their respective businesses and (c) are in compliance with all material terms and conditions of any such permit, license or approval.

(t)Tax Status. The Company and each of its Subsidiaries (i) has timely made or filed all foreign, federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject through the date of this Agreement or have requested extensions thereof (except where the failure to timely file would not, individually or in the aggregate, have a Material Adverse Effect), (ii) has timely paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and (iii) has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply.  There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company and its Subsidiaries know of no basis for any such claim. The Company is not operated in such a manner as to qualify as a passive foreign investment company, as defined in Section 1297 of the Internal Revenue Code of 1986, as amended.

(u)Internal Accounting and Disclosure Controls. The Company and each of its Subsidiaries maintains internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that is effective to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, including that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset and liability accountability, (iii) access to assets or incurrence of liabilities is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any difference.  The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that are effective in ensuring that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the rules and forms of the SEC, including, without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act, as applicable, is accumulated and communicated to the Company’s management, including its principal executive officer or officers and its principal financial officer or officers, as appropriate, to allow timely decisions regarding required disclosure.  Except as disclosed in the SEC Documents, neither the Company nor any of its Subsidiaries has received any notice or correspondence from any accountant, Governmental Entity or other Person relating to any potential material weakness or significant deficiency in any part of the internal controls over financial reporting of the Company or any of its Subsidiaries.

(v)Investment Company Status. The Company is not, and upon consummation of the sale of the Securities will not be, an “investment company,” or a company controlled by an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(w)Insurance. The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged.

(x)Manipulation of Price. Neither the Company nor any of its Subsidiaries has, and, to the knowledge of the Company, no Person acting on their behalf has, directly or indirectly, (i) taken any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company or any of its Subsidiaries to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other  securities of the Company or any of its Subsidiaries.

Registration Eligibility.  The Initial Registration Statement (as defined herein) was declared effective by the SEC on June 8, 2022. The Company is eligible to use, and meets the transaction requirements of, Form S-3 under the Securities Act and will register the Registrable Securities for resale by the Buyer by filing a prospectus supplement under Rule 424(b)(7) to the Initial Registration Statement.

(y)Shell Company Status. The Company is not and has never been an issuer identified in, or subject to, Rule 144(i).

(z)Sanctions Matters.  None of the Company or any of its Subsidiaries or controlled affiliates or, to the knowledge of the Company, any director or officer of the Company or any Subsidiary, is a Person that is, or is owned or controlled by a Person that is (i) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Asset Control (“OFAC”), the United Nations Security Council, the European Union, His Majesty’s Treasury, or other relevant sanctions authorities, including, without limitation, designation on OFAC’s Specially Designated Nationals and Blocked Persons List or OFAC’s Foreign Sanctions Evaders List or other relevant sanctions authority (collectively, “Sanctions”), or (ii) located, organized or resident in a country or territory that is the subject of Sanctions that broadly prohibit dealings with that country or territory (including, without limitation, the Crimea, Zaporizhzhia and Kherson regions, the Donetsk People’s Republic and Luhansk People’s Republic in Ukraine, Cuba, Iran, North Korea, Russia, Sudan and Syria (the “Sanctioned Countries”)). Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any director, officer or controlled affiliate of the Company or any of its Subsidiaries, has ever had funds blocked by a United States bank or financial institution, temporarily or otherwise, as a result of OFAC concerns.

(aa)Disclosure. The Company confirms that neither it nor any other Person acting on its behalf has provided the Buyer or its agents or counsel with any information that constitutes or could reasonably be expected to constitute material, nonpublic information concerning the Company or any of its Subsidiaries, other than (1) the existence of the transactions contemplated by this Agreement and the other Transaction Documents,  (2) a draft of the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2024 which was shared with the Buyer on November 11, 2024 (such Quarterly Report, the “Draft 10-Q”) and (3) a draft of the Company’s earnings release for the quarter ended September 30, 2024 which was shared with the Buyer on November 11, 2024 (such earnings release, the “Draft Earnings Release”).  The Company understands and confirms that the Buyer will rely on the foregoing representations in effecting transactions in securities of the Company. All disclosures provided to the Buyer regarding the Company and its Subsidiaries, their businesses and the transactions contemplated hereby furnished by or on behalf of the Company or any of its Subsidiaries, taken as a whole, are true and correct in all material respects and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. All of the written information furnished after the date hereof by or on behalf of the Company or any of its Subsidiaries to the Buyer pursuant to or in connection with this Agreement and the other Transaction Documents, taken as a whole, will be true and correct in all material respects as of the date on which such information is so provided and will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. No event or circumstance has occurred, and no information exists, with respect to the Company or any of its Subsidiaries or its or their business, properties, liabilities, prospects, operations (including results thereof) or conditions (financial or otherwise), which, under applicable law, rule or regulation, requires public disclosure at or before the date hereof or announcement by the Company but which has not been so publicly disclosed. The Company acknowledges and agrees that the Buyer has not made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 2.

(bb)No General Solicitation. Neither the Company, nor any of its affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of the Securities.

(cc)Private Placement. Assuming the accuracy of the Buyer’s representations and warranties set forth in Section 2, no registration under the Securities Act is required for the offer and sale of the Convertible Debenture by the Company to the Buyer as contemplated hereby. The Securities will be issued hereunder in a manner that does not contravene the rules and regulations of the Principal Market.

(dd)No Disagreements with Accountants and Lawyers. There are no material disagreements of any kind presently existing, nor is the Company currently aware of facts or circumstances which would be reasonably expected to cause a material disagreement of any kind, between the Company and the accountants and lawyers formerly or presently employed by the Company, and the Company is current with respect to any fees owed to its accountants and lawyers which could affect the Company’s ability to perform any of its obligations under any of the Transaction Documents.  In addition, on or prior to the date hereof, the Company had discussions with its accountants about its financial statements previously filed with the SEC.  Based on those discussions, the Company has no reason to believe that it will need to restate any such financial statements or any part thereof.

4.COVENANTS.

(a)Effective Registration Statement.

(i)The Registration Statement. The Company has filed, in accordance with the provisions of the Securities Act and the rules and regulations thereunder, with the SEC an “automatic shelf registration statement” as defined under Rule 405 under the Securities Act, on Form S-3 (File Number 333-265488) (the “Initial Registration Statement”) including a base prospectus, with respect to the issuance and sale of securities by the Company. The Initial Registration Statement became automatically effective on June 8, 2022, and remains in effect on the date hereof. Except where the context otherwise requires, the Initial Registration Statement, as amended when it became effective, including all documents filed as part thereof or incorporated by reference therein, and including any information contained in a Prospectus subsequently filed with the SEC pursuant to Rule 424(b) under the Securities Act or deemed to be a part of the Initial Registration Statement pursuant to Rule 430B of the Securities Act, is herein referred to as the “Registration Statement.”

(ii)Initial Disclosure. On or before the first Business Day immediately following the execution of this Agreement, the Company shall file with the SEC a current report on Form 8-K or such other appropriate form as determined by counsel to the Company (the “Current Report”), relating to the transactions contemplated by this Agreement and a prospectus supplement pursuant to Rule 424(b)(7) of the Securities Act disclosing an updated Plan of Distribution, including the identity of the Buyer and its beneficial ownership of the Underlying Securities, and all other information relating to the transactions contemplated by the Transaction Documents required to be disclosed therein(collectively, the “Initial Disclosure”) and shall provide the Buyer with adequate opportunity to review and comment upon the Initial Disclosure prior to its filing. To the extent required or reasonably requested by the Buyer at any time after the Initial Disclosure, the Company shall promptly file with the SEC a prospectus supplement or amendment thereto pursuant to Rule 424(b) of the Securities Act to include any new or additional selling securityholder disclosure.

(iii)Maintaining a Registration Statement. So long as the Registrable Securities are outstanding, the Company shall maintain the effectiveness of the Registration Statement. Notwithstanding anything to the contrary contained in this Agreement, the Company shall ensure that the Registration Statement (including, without limitation, all amendments and supplements thereto) and the prospectus (including, without limitation, all amendments and supplements thereto) used in connection with the Registration Statement shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein (in the case of prospectuses, in the light of the circumstances in which they were made) not misleading. If the Buyer becomes unable to utilize the Initial Registration Statement for the resale of the Registrable Securities contemplated by this Agreement and the other Transaction Documents, the Company shall promptly file a Registration Statement to the extent necessary to register the resale of the Registrable Securities by the Buyer. Without limiting the generality of the foregoing sentence, the Company shall file a new Registration Statement to continue the registration of the resale of the Registrable Securities and have such new Registration Statement declared effective (or become automatically effective upon filing in the case of an “automatic shelf registration statement” in accordance with the Securities Act) no later than June 8, 2025 to the extent any Registrable Securities are outstanding on such date.

(iv)Filing Procedures. So long as the Registrable Securities are outstanding, not less than one Business Day prior to the filing of a Registration Statement and not less than one Business Day prior to the filing of any related amendments and supplements to any Registration Statement (except for any amendments or supplements caused by the filing of any annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, definitive proxy statements on Schedule 14A and any similar or successor reports), the Company shall furnish to the Buyer copies of all such documents proposed to be filed, which documents (other than those filed pursuant to Rule 424 promulgated under the Securities Act) will be subject to the reasonable and prompt review of the Buyer (in each of which cases, if such document contains material non-public information as consented to by the Buyer pursuant to Section 4(g)(ii), the information provided to the Buyer will be kept confidential until filed). The Buyer shall furnish comments on a Registration Statement and any related amendment and supplement to a Registration Statement to the Company within 24 hours of the receipt thereof. If the Buyer fails to provide comments to the Company within such 24-hour period, then the Registration Statement, related amendment or related supplement, as applicable, shall be deemed accepted by the Buyer in the form originally delivered by the Company to the Buyer.

(v)Delivery of Final Documents. The Company shall furnish to the Buyer without charge, (i) at least one copy of each Registration Statement as declared effective by the SEC and any amendment(s) thereto, including financial statements and schedules, all documents incorporated therein by reference, all exhibits and each preliminary prospectus, (ii) at the request of the Buyer, at least one copy of the final prospectus included in such Registration Statement and all amendments and supplements thereto (or such other number of copies as the Buyer may reasonably request) and (iii) such other documents as the Buyer may reasonably request from time to time in order to facilitate the disposition of the Underlying Securities owned by the Buyer pursuant to a Registration Statement. Filing of the forgoing with the SEC via its EDGAR system shall satisfy the requirements of this Section.

(b)Blue Sky. The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to, qualify the Securities for sale to the Buyer at the Closing pursuant to this Agreement under applicable securities or “Blue Sky” laws of the states of the United States (or to obtain an exemption from such qualification).  Without limiting any other obligation of the Company under this Agreement, the Company shall timely make all filings and reports relating to the offer and sale of the Securities required under all applicable securities laws (including, without limitation, all applicable federal securities laws and all applicable “Blue Sky” laws), and the Company shall comply with all applicable foreign, federal, state and local laws, statutes, rules, regulations and the like relating to the offering and sale of the Securities to the Buyer.

(c)Reporting Status. Until the date on which the Buyer shall have sold all of the Registrable Securities (the “Reporting Period”), the Company shall file on a timely basis all reports required to be filed with the SEC pursuant to the Exchange Act (reports filed in compliance with the time period specified in rule 12-25 promulgated under the Exchange Act shall be considered timely for this purpose), and the Company shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would otherwise no longer require such reporting or permit such termination.

(d)Use of Proceeds. Neither the Company nor any Subsidiary will, directly or indirectly, use the proceeds of the transactions contemplated herein to repay any loans to any executives or employees of the Company or to make any payments in respect of any related party debt. Neither the Company nor any of its Subsidiaries will, directly or indirectly, use the proceeds from the transactions contemplated herein, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person (a) for the purpose of funding or facilitating any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions or is a Sanctioned Country, or (b) in any other manner that will result in a violation of Sanctions or applicable laws by any Person (including any Person participating in the transactions contemplated by this Agreement, whether as underwriter, advisor, investor or otherwise). For the past five (5) years, neither the Company nor any of its Subsidiaries has engaged in, and is now not engaged in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions or was a Sanctioned Country.

(e)Listing. To the extent applicable, the Company shall promptly secure the listing or designation for quotation (as the case may be) of all of the Underlying Securities (as defined below) on the Principal Market, subject to official notice of issuance, and shall use reasonable efforts to maintain such listing or designation for quotation (as the case may be) of all Underlying Securities from time to time issuable under the terms of the Transaction Documents on such Principal Market for the Reporting Period. Neither the Company nor any of its Subsidiaries shall take any action which could be reasonably expected to result in the delisting or suspension of the Common Shares on a Principal Market during the Reporting Period. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 4(e). “Underlying Securities” means the (i) the Conversion Shares, and (ii) any Common Shares issued or issuable with respect to the Conversion Shares, including, without limitation, (1) as a result of any stock split, stock dividend, recapitalization, exchange or similar event or otherwise and (2) shares of capital stock of the Company into which the shares of Common Shares are converted or exchanged without regard to any limitations on conversion of the Convertible Debenture.   Fees. The Company shall pay the Buyer or an affiliate thereof, as directed by the Buyer, a one-time due diligence and structuring fee of $25,000, which was previously received. The Company shall also reimburse the Buyer for its out-of-pocket legal expenses incurred in connection with the transaction contemplated by the Transaction Documents, which expenses shall be deducted from the gross proceeds of the Closing; provided, the Company’s reimbursement obligation in respect of such out-of-pocket legal expenses shall not exceed $50,000.

(f)Disclosure of Transactions and Other Material Information.

(i)Disclosure of Transactions.  From and after the filing of the Current Report, the Company shall have publicly disclosed all material, nonpublic information (if any) provided to the Buyer by the Company or any of its Subsidiaries or any of their respective officers, directors, employees or agents in connection with the transactions contemplated by the Transaction Documents. In addition, effective upon the filing of the Current Report, the Company acknowledges and agrees that any and all confidentiality or similar obligations with respect to the transactions contemplated by the Transaction Documents under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and the Buyer or any of its affiliates, on the other hand, shall terminate, other than solely with respect to the Draft Form 10-Q and the Draft Earnings Release, which the Buyer shall keep confidential until the Form 10-Q and earnings release for the quarter ended September 30, 2024 are filed with the SEC, at which time any and all confidentiality or similar obligations with respect to the Form 10-Q or the earnings release shall terminate.

(ii)Limitations on Disclosure. The Company shall not, and the Company shall cause each of its Subsidiaries and each of its and their respective officers, directors, employees and agents not to, provide the Buyer with any material, nonpublic information regarding the Company or any of its Subsidiaries from and after the date hereof unless prior thereto the Buyer shall have consented in writing to the receipt of such information and agreed with the Company to keep such information confidential.  To the extent that the Company delivers any material, non-public information to the Buyer without the Buyer’s prior written consent, the Company hereby (x) covenants and agrees that such Buyer shall not have any duty of confidentiality with respect to, or any other duty to the Company in respect of, such material, non-public information, (y) expressly acknowledges that in such case such material, non-public information will be delivered without any expectation of, or entitlement to, the maintenance of any confidentiality or any other duty with respect thereto and (z) covenants and agrees that the Company shall comply with its obligations in Section (4)(f)(iii) below.  Subject to the foregoing, neither the Company, its Subsidiaries nor the Buyer shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, the Company shall be entitled, without the prior approval of the Buyer, to make any press release or other public disclosure with respect to such transactions (A) in substantial conformity with the Current Report and (B) as is required by applicable law.  Without the prior written consent of the Buyer (which consent may not be unreasonably withheld, delayed or conditioned), the Company shall not (and shall cause each of its Subsidiaries and affiliates to not) disclose the name of the Buyer in any filing, announcement, release or otherwise.

(iii)Other Confidential Information.  Disclosure Failures.  In addition to other remedies set forth in this Section 4(h), and without limiting anything set forth in any other Transaction Document, at any time after the Closing Date if the Company, any of its Subsidiaries, or any of their respective officers, directors, employees or agents, provides the Buyer with material non-public information relating to the Company or any of its Subsidiaries without the Buyer’s prior written consent (each, the “Confidential Information”), the Company shall, on or prior to the applicable Required Disclosure Date (as defined below), publicly disclose such Confidential Information on a Current Report on Form 8-K or otherwise (each, a “Disclosure”).  From and after such Disclosure, the Company shall have disclosed all Confidential Information provided to the Buyer by the Company or any of its Subsidiaries or any of their respective officers, directors, employees or agents. In addition, effective upon such Disclosure, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and the Buyer or any of its affiliates, on the other hand, shall terminate. “Required Disclosure Date” means (x) if the Buyer authorized the delivery of such Confidential Information, either (I) if the Company and the Buyer have mutually agreed upon a date (as evidenced by an e-mail or other writing) of Disclosure of such Confidential Information, such agreed upon date or (II) otherwise, the seventh (7th) calendar day after the date the Buyer first received any Confidential Information or (y) if the Buyer did not authorize the delivery of such Confidential Information, the first (1st) Business Day after the Buyer’s receipt of such Confidential Information.

(g)Reservation of Shares. So long as the Convertible Debenture remains outstanding, the Company’s board of directors shall have reserved from its duly authorized capital stock and the Company shall have instructed its transfer agent to irrevocably reserve (and no later than three (3) Business Days after the Closing, the transfer agent shall have reserved) the Required Reserve Amount; provided that at no time shall the number of shares of Common Shares reserved pursuant to this Section be reduced other than proportionally in connection with any conversion and/or redemption of the Convertible Debenture, or a reverse stock split. If at any time the number of Common Shares authorized to be issued is not sufficient to meet the Required Reserve Amount, the Company will promptly take all corporate action necessary to authorize and reserve a sufficient number of shares, including, without limitation, calling a special meeting of stockholders to authorize additional shares to meet the Company's obligations pursuant to the Transaction Documents, in the case of an insufficient number of authorized shares, and recommending that stockholders vote in favor of an increase in such authorized number of shares sufficient to meet the Required Reserve Amount.

(h)Conduct of Business. At all times from the date hereof until the Convertible Debenture has been indefeasibly repaid or converted into Common Shares, the business of the Company and its Subsidiaries shall not be conducted in violation of any law, ordinance or regulation of any Governmental Entity, except where such violations would not reasonably be expected to result, either individually or in the aggregate, in a Material Adverse Effect.

(i)Except as expressly set forth below, the Buyer covenants that from and after the date hereof through and ending when the Convertible Debenture is no longer outstanding (the “Restricted Period”), no Buyer or any of its officers, or any entity managed or controlled by the Buyer (collectively, the “Restricted Persons” and each of the foregoing is referred to herein as a “Restricted Person”) shall, directly or indirectly, engage in any “short sale” (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of the

Common Shares or any securities or loans that are exercisable or convertible for Common Shares, either for its own principal account or for the principal account of any other Restricted Person. Notwithstanding the foregoing, it is expressly understood and agreed that nothing contained herein shall (without implication that the contrary would otherwise be true) prohibit any Restricted Person during the Restricted Period from: (1) selling “long” (as defined under Rule 200 promulgated under Regulation SHO) Common Shares or (2) selling a number of Common Shares equal to the number of Underlying Securities that such Restricted Person is entitled to receive, but has not yet received from the Company or the transfer agent, upon the completion of a pending conversion of the Convertible Debenture for which a valid Conversion Notice (as defined in the Convertible Debenture) has been submitted to the Company pursuant to Section 4(b) of the Convertible Debenture.

(j)Trading Information. Upon the Company’s request, the Buyer agrees to provide the Company with trading reports setting forth the number and average sales prices of Conversion Shares sold by the Buyer during the prior trading week.

(k)Prohibited Transactions. At no time from the date hereof through the 45 days following the Closing shall the Company or any of its Subsidiaries (i) enter into, agree to enter into, or effect any Variable Rate Transaction other than Variable Rate Transactions where the Buyer is the sole counterparty, (ii) enter into, agree to enter into or effect any Discounted Offering, (iii) effect any ATM Sales or (iv) otherwise issue any Common Shares, preferred equity, convertible securities or debt securities of the Company; provided, however, that in the event of an Amortization Event (as defined in the Convertible Debenture) and while such Amortization Event shall be continuing, the Company shall be permitted to effect ATM Sales.  The foregoing sentence shall not apply to: (a) the issuance of Common Shares upon the conversion of the Debenture; (b) the issuance of Common Shares upon the exercise or vesting or settlement of any option, warrant, restricted stock unit or restricted shares of common stock outstanding on the date hereof, or upon the conversion, redemption or exchange of the 7.00% Convertible Senior Notes due 2026 or the 3.75% Convertible Senior Notes due 2025 outstanding on the date hereof; (c) the issuance of Common Shares, options to acquire Common Shares, restricted stock units, restricted shares of common stock or other equity awards pursuant to the Company’s stock option plans or other employee compensation plans as such plans are in existence on the date hereof; (d) the issuance of Common Shares as matching contributions under the Company’s 401(k) plan; (e) the entry into any agreement providing for the issuance of Common Shares or any security convertible into or exercisable for shares of Common Stock in connection with bona fide joint ventures, commercial relationships or other strategic transactions, and the issuance of any such securities pursuant to any such agreement; and (f) the amendment, modification, termination or unwind of any Base Call Option Transaction or Additional Call Option Transaction, dated as of May 13, 2020 and May 13, 2020, respectively, between the Company and each of Morgan Stanley & Co. LLC and Wells Fargo Bank, National Association.

“Discounted Offering” shall mean a transaction in which the Company issues or sells any equity, warrants, or debt securities at an implied discount (taking into account all the securities issuable in such offering, including the right to receive additional Common Shares) to the market price of the Common Shares at the time of the offering in excess of

30%.

“ATM Sales” shall mean the sale or issuance of Common Shares pursuant to and in accordance with the terms of that certain At Market Issuance Sales Agreement, dated as of January 17, 2024, and amended as of February 23, 2024 and as of November 7, 2024, by and between the Company and B. Riley Securities, Inc. (as such agreement may be further amended, amended and restated, supplemented or otherwise modified following the date hereof, the “ATM”).

“Variable Rate Transaction” shall mean a transaction in which the Company (i) issues or sells any equity, warrants, or debt securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional Common Shares either (A) at a conversion price, exercise price, exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the Common Shares at any time after the initial issuance of such security, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Shares (including, without limitation, any “full ratchet” or “weighted average” anti-dilution  provisions, but not including any standard anti-dilution protection for any reorganization, recapitalization, non-cash dividend, stock split or other similar transaction), (ii) enters into or effects any agreement for the continuous offering or other similar offering of the Common Shares, including, but not limited to, an “equity line of credit” or “ATM agreement”, or (iii) enters into or effects any forward purchase agreement, equity pre-paid forward transaction or other similar offering of securities where the purchaser of securities of the Company receives an upfront or periodic payment of all, or a portion of, the value of the securities so purchased, and the Company receives proceeds from such purchaser based on a price or value that varies with the trading prices of the Common Shares.

5.REGISTER; TRANSFER RESTRICTIONS; CONVERSION.

(a)Register. The Company shall maintain at its principal executive offices or with its transfer agent (or at such other office or agency of the Company as it may designate by notice to each holder of Securities), a register for the Convertible Debenture in which the Company shall record the name and address of the Person in whose name the Convertible Debenture has been issued (including the name and address of each transferee), and the amount of the Convertible Debenture held by such Person. The Company shall keep the register open and available at all times during business hours for inspection by the Buyer, any subsequent holder and their respective legal representatives.

(b)Transfer Restrictions. The Securities may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of Securities other than pursuant to an effective registration statement or Rule 144, to the Company or to an Affiliate of the Buyer, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the

Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights and obligations of the Buyer under this Agreement. The Buyer agrees that it will not transfer the Convertible Debenture to any Competitor. For purposes of this Agreement, “Competitor” means (i) any Person that is primarily engaged in any business that directly or indirectly competes with the business of the Company and its Subsidiaries, (ii) any Person that owns (other than a passive shareholder owning less than 20% of the equity interests of such Person) or controls any Person referenced in the foregoing clause (i), or (iii) any activist hedge fund or an Affiliate thereof.

(c)Conversion and Exercise Procedures.  The form of Conversion Notice included in the Convertible Debenture sets forth the totality of the procedures required of the Buyer in order to convert the Convertible Debenture. Except as provided in Section 2(e) and Section 5(b), no additional legal opinion, other information or instructions shall be required of the Buyer to convert the Convertible Debenture. The Company shall honor conversions of the Convertible Debenture and shall deliver the Conversion Shares in accordance with the terms, conditions and time periods set forth in the Convertible Debenture.

6.CONDITIONS TO THE COMPANY’S OBLIGATION TO SELL.

The obligation of the Company hereunder to issue and sell the Convertible Debenture to the Buyer at the Closing is subject to the satisfaction, at or before the Closing, of each of the following conditions, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion by providing the Buyer with written notice thereof:

(a)The Buyer shall have executed each of the Transaction Documents to which it is a party and delivered the same to the Company.

(b)The Buyer shall have completed and returned a form of the Selling Securityholder Questionnaire in form and substance reasonably satisfactory to the Company.

(c)The Buyer shall have delivered to the Company the Purchase Price (less the amounts withheld pursuant to Section 4(f)) for the Convertible Debenture by wire transfer of immediately available funds in accordance with a letter, duly executed by an officer of the Company, setting forth the wire amounts of the Buyer and the wire transfer instructions of the Company (the “Closing Statement”).

(d)The representations and warranties of the Buyer shall be true and correct in all material respects as of the date when made and as of the Closing as though originally made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specific date), and the Buyer shall have performed, satisfied and complied with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Buyer at or prior to the Closing.

7.CONDITIONS TO THE BUYER'S OBLIGATION TO PURCHASE.

The obligation of the Buyer hereunder to purchase the Convertible Debenture at the Closing is subject to the satisfaction, at or before the Closing, of each of the following conditions, provided that these conditions are for the Buyer's sole benefit and may be waived by the Buyer at any time in its sole discretion by providing the Company with prior written notice thereof:

(a)The Company shall have duly executed and delivered to the Buyer each of the Transaction Documents to which it is a party, and the Company shall have duly executed and delivered to the Buyer a Convertible Debenture with a principal amount corresponding to the Subscription Amount set forth in Schedule I.

(b)The Initial Registration Statement is effective under the Securities Act as of the Closing. The Initial Disclosure shall have been timely made by the Company and the Company shall have filed with the SEC a prospectus supplement to the Initial Registration Statement registering for resale the Registrable Securities.

(c)The Buyer shall have received the opinion of counsel to the Company, dated as of the Closing Date, in form and substance reasonably acceptable to the Buyer.

(d)The Company shall have delivered to the Buyer a certificate evidencing the incorporation and good standing of the Company in the State of Delaware as of a date within ten (10) days of the Closing Date.

(e)Each and every representation and warranty of the Company shall be true and correct in all material respects (other than representations and warranties qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) as of the date when made and as of the Closing as though originally made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specific date) and the Company shall have performed, satisfied and complied in all respects with the covenants, agreements and conditions set forth in each Transaction Document required to be performed, satisfied or complied with by the Company at or prior to the Closing.

(f)The Common Shares (A) shall continue to be listed on the Principal Market and (B) shall not have been suspended, as of the Closing, by the SEC or the Principal Market from trading on the Principal Market nor shall suspension by the SEC or the Principal Market have been threatened, as of the Closing,  either (I) in writing by the SEC or the Principal Market or (II) by receiving a notification from the Principal Market of falling below the minimum maintenance requirements of the Principal Market.

(g)The Company shall have obtained all governmental, regulatory or third-party consents and approvals, if any, necessary for the sale of the Securities.

(h)No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or

Governmental Entity of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

(i)Since the date of execution of this Agreement, no event or series of events shall have occurred that has resulted in or would reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect or an Event of Default (as defined in the Convertible Debenture).

(j)The “Listing of Additional Shares” notification with respect to the maximum number of Conversion Shares shall have been submitted to the Principal Market. The Buyer shall have received the Closing Statement.

(k)From the date hereof to the Closing, trading in the Common Shares shall not have been suspended by the SEC or the Principal Market.

(l)The board of directors of the Company has approved the transactions contemplated by the Transaction Documents, (ii) said approval has not been amended, rescinded or modified and remains in full force and effect as of such Closing, and (iii) a true, correct and complete copy of such approval duly adopted by the board of directors of the Company shall have been provided to the Buyer.

(m)The Company shall have delivered to the Buyer a compliance certificate executed by the chief executive officer or the chief financial officer of the Company certifying that Company has complied with all of the conditions precedent to the Closing set forth herein and which may be relied upon by the Buyer as evidence of satisfaction of such conditions without any obligation to independently verify such satisfaction.

(n)The Company and its Subsidiaries shall have delivered to the Buyer such other documents, instruments or certificates relating to the transactions contemplated by the Transaction Documents as the Buyer or its counsel may reasonably request.

8.TERMINATION.

In the event that the Closing shall not have occurred within ten (10) Business Days of the date hereof, then the Buyer shall have the right to terminate its obligations under this Agreement at any time at or after the close of business on such date without liability of the Buyer to any other party, including the Company; provided, however, (i) the right to terminate this Agreement under this Section 8 shall not be available to the Buyer if the failure of the transactions contemplated by this Agreement to have been consummated by such date is the result of the Buyer's breach of this Agreement and (ii) such termination shall not affect any obligation of the Company under this Agreement to reimburse the Buyer for its expenses as described herein. Nothing contained in this Section 8 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or the other Transaction Documents prior to the valid termination hereof or thereof or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement or the other Transaction Documents.

9.MISCELLANEOUS.

(a)Governing Law. This Agreement and the rights and obligations of the parties hereunder shall, in all respects, be governed by, and construed in accordance with, the laws (excluding the principles of conflict of laws) of the State of New York (including Section 5-1401 and Section 5-1402 of the General Obligations Law of the State of New York), including all matters of construction, validity and performance.

(b)Jurisdiction; Venue; Service.

(i)The Company hereby irrevocably consents to the non-exclusive personal jurisdiction of the state courts of the State of New York (the “Governing Jurisdiction”) and, if a basis for federal jurisdiction exists, the non-exclusive personal jurisdiction of the United States District Court for the Southern District of New York.

(ii)The Company agrees that venue shall be proper in any court of the Governing Jurisdiction selected by the Buyer or, if a basis for federal jurisdiction exists, in the United States District Court for the Southern District of New York. The Company waives any right to object to the maintenance of any suit, claim, action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, in any of the state or federal courts of the Governing Jurisdiction on the basis of improper venue or inconvenience of forum.

(iii)Any suit, claim, action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or tort or otherwise, brought by the Company against the Buyer arising out of or based upon this Agreement or any matter relating to this Agreement, or any other Transaction Document, or any contemplated transaction, shall be brought in a court only in the Governing Jurisdiction. The Company shall not file any counterclaim against the Buyer in any suit, claim, action, litigation or proceeding brought by the Buyer against the Company in a jurisdiction outside of the Governing Jurisdiction unless under the rules of the court in which the Buyer brought such suit, claim, action, litigation or proceeding the counterclaim is mandatory, and not permissive, and would be considered waived unless filed as a counterclaim in the suit, claim, action, litigation or proceeding instituted by the Buyer against the Company. The Company agrees that any forum outside the Governing Jurisdiction is an inconvenient forum and that any suit, claim, action, litigation or proceeding brought by the Company against the Buyer in any court outside the Governing Jurisdiction should be dismissed or transferred to a court located in the Governing Jurisdiction. Furthermore, the Company irrevocably and unconditionally agrees that it will not bring or commence any suit, claim, action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against the Buyer arising out of or based upon this Agreement or any matter relating to this Agreement or any other Transaction

Document, or any contemplated transaction, in any forum other than the courts of the State of New York sitting in New York County, and the United States District Court of the Southern District of New York, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of such courts and agrees that all claims in respect of any such suit, claim, action, litigation or proceeding may be heard and determined in such New York State Court or, to the fullest extent permitted by applicable law, in such federal court. The Company and the Buyer agree that a final judgment in any such suit, claim, action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(iv)The Company and the Buyer irrevocably consent to the service of process out of any of the aforementioned courts in any such suit, claim, action, litigation or proceeding in any manner provided for notices in this Agreement.

(v)Nothing herein shall affect the right of the Buyer to serve process in any other manner permitted by law or to commence legal proceedings or to otherwise proceed against the Company or any other Person in the Governing Jurisdiction or in any other jurisdiction.

(c)THE PARTIES MUTUALLY WAIVE ALL RIGHT TO TRIAL BY JURY OF ALL CLAIMS OF ANY KIND ARISING OUT OF OR BASED UPON THIS AGREEMENT OR ANY MATTER RELATING TO THIS AGREEMENT, OR ANY OTHER TRANSACTION DOCUMENT, OR ANY CONTEMPLATED TRANSACTION. THE PARTIES ACKNOWLEDGE THAT THIS IS A WAIVER OF A LEGAL RIGHT AND THAT THE PARTIES EACH MAKE THIS WAIVER VOLUNTARILY AND KNOWINGLY AFTER CONSULTATION WITH COUNSEL OF THEIR RESPECTIVE CHOICE.  THE PARTIES AGREE THAT ALL SUCH CLAIMS SHALL BE TRIED BEFORE A JUDGE OF A COURT HAVING JURISDICTION, WITHOUT A JURY.

(d)Counterparts. This Agreement may be executed in two (2) or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event that any signature is delivered by an email which contains a portable document format (.pdf) file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

(e)Headings; Gender. The headings of this Agreement are only for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement. Unless the context clearly indicates otherwise, each pronoun herein shall be deemed to include the masculine, feminine, neuter, singular and plural forms thereof. The terms "including," "includes," "include" and words of like import shall be construed broadly as if followed by the words "without limitation." The terms "herein," "hereunder," "hereof" and words of like import refer to this entire Agreement instead of just the provision in which they are found.

(f)Entire Agreement, Amendments.  This Agreement, together with the other Transaction Documents, supersedes all other prior oral or written agreements between the Buyer, the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Buyer makes any representation, warranty, covenant or undertaking with respect to such matters.  No provision of this Agreement may be amended or waived other than by an instrument in writing signed by the party to be charged with enforcement. As a material inducement for the Buyer to enter into this Agreement, the Company expressly acknowledges and agrees that (x) no due diligence or other investigation or inquiry conducted by the Buyer, any of its advisors or any of its representatives shall affect the Buyer’s right to rely on, or shall modify or qualify in any manner or be an exception to any of, the Company’s representations and warranties contained in this Agreement or any other Transaction Document and (y) unless a provision of this Agreement or any other Transaction Document is expressly preceded by the phrase “except as disclosed in the SEC Documents,” nothing contained in any of the SEC Documents shall affect the Buyer’s right to rely on, or shall modify or qualify in any manner or be an exception to any of, the Company’s representations and warranties contained in this Agreement or any other Transaction Document.

(g)Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing by letter and email and will be deemed to have been delivered: upon (A) receipt, when delivered personally, (B) one (1) Business Day after deposit with an overnight courier service with next day delivery specified or (C) delivery, when sent by electronic mail (provided the sender does not receive a “bounce-back” or other non-delivery notification following such delivery, in each of the foregoing cases, properly addressed to the party to receive the same. The addresses and email addresses for such communications shall be:

If to the Company, to:	Plug Power Inc.
125 Vista Boulevard,
Slingerlands, New York
Attention: General Counsel
Telephone: (518) 738-0970
E-Mail: gconway@plugpower.com

With copy to (which shall not constitute notice):	Goodwin Procter LLP
620 Eighth Avenue
New York, New York 10018
Attention: James P. Barri and Audrey S. Leigh
Email: jbarri@goodwinlaw.com; aleigh@goodwinlaw.com

If to the Buyer, to its address and email address set forth in Schedule I,

With copy to (which shall not constitute notice):	Robert Harrison, Esq.
c/o Yorkville Advisors Global, LP
1012 Springfield Avenue
Mountainside, NJ 07092
Email: legal@yorkvilleadvisors.com

or to such other address, email address and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (x) given by the recipient of such notice, consent, waiver or other communication, (y) electronically generated by the sender's e-mail service provider containing the time, date, recipient e-mail address or (z) provided by an overnight courier service shall be rebuttable evidence of personal service or receipt in accordance with clause (A), (B) or (C) above, respectively

(h)Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the Convertible Debenture (or any portion thereof) (but excluding any purchasers of Underlying Securities, unless pursuant to a written assignment by the Buyer). The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Buyer (other than by merger). In connection with any transfer of any or all of its Securities, the Buyer may assign all, or a portion, of its rights and obligations hereunder in connection with such Securities with five (5) days’ written notice to, but without the consent of, the Company, provided such assignee agrees in writing to be bound by the provisions hereof that apply to the Buyer, in which event such assignee shall be deemed to be a Buyer hereunder with respect to such transferred Securities.

(i)Indemnification.

(i)In consideration of the Buyer's execution and delivery of the Transaction Documents and acquiring the Securities thereunder and in addition to all of the Company's other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless the Buyer and its Affiliates and each of its and their partners, members, officers, directors, employees and any of the foregoing Persons' agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith, and including reasonable attorneys' fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of, or relating to (i) any misrepresentation or breach of any representation or warranty made by the Company in any of the Transaction Documents, (ii) any breach of any covenant, agreement or obligation of the Company or any Subsidiary contained in any of the Transaction Documents or (iii) any cause of action, suit, proceeding or claim brought or made against such Indemnitee by a third party (including for these purposes a derivative action brought on behalf of the Company or any Subsidiary) or which otherwise involves such Indemnitee that arises out of or results from (A) the execution, delivery, performance or enforcement of any of the Transaction Documents, or (B) the status of such Buyer or holder of the Securities either as an investor in the Company pursuant to the transactions contemplated by the Transaction Documents or as a party to the Transaction Documents (including, without limitation, as a party in interest or otherwise in any action or proceeding for injunctive or other equitable relief); provided, however, that the Company will not be liable in any such case solely to the extent that any such claim, loss, damage, liability or expense arise primarily out of or is based upon the inaccuracy of any representations made by the Buyer herein, the Buyer’s breach of any covenant, agreement or obligation contained in any of the Transaction Documents, or the Buyer’s breach of applicable law or regulation in connection with the Transaction Documents or with respect to the Securities, or the Buyer’s gross negligence or willful misconduct. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

(ii)Promptly after receipt by an Indemnitee under this Section 9(i) of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving an Indemnified Liability, such Indemnitee shall, if a claim in respect thereof is to be made against the Company under this Section 9(i), deliver to the Company a written notice of the commencement thereof, and the Company shall have the right to participate in, and, to the extent the Company so desires, to assume control of the defense thereof with counsel mutually reasonably satisfactory to the Company and the Indemnitee; provided, however, that an Indemnitee shall have the right to retain its own counsel with the fees and expenses of such counsel to be paid by the Company if: (A) the Company has agreed in writing to pay such fees and expenses; (B) the Company shall have failed promptly to assume the defense of such Indemnified Liability and to employ counsel reasonably satisfactory to such Indemnitee in any such Indemnified Liability; or (C) the named parties to any such Indemnified Liability (including any impleaded parties) include both such Indemnitee and the Company, and such Indemnitee shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Indemnitee and the Company (in which case, if such Indemnitee notifies the Company in writing that it elects to employ separate counsel at the expense of the Company, then the Company shall not have the right to assume the defense thereof and such counsel shall be at the expense of the Company), provided further, that in the case of clause (C) above the Company shall not be responsible for the reasonable fees and expenses of more than one (1) separate legal counsel for the Indemnitees. The Indemnitee shall reasonably cooperate with the Company in connection with any negotiation or defense of any such action or Indemnified Liability by the Company and shall furnish to the Company all information reasonably available to the Indemnitee which relates to such action or Indemnified Liability. The Company shall keep the Indemnitee reasonably apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. The Company shall not be liable for any settlement of any action, claim or proceeding effected without its prior written consent; provided, however, that the Company shall not unreasonably withhold, delay or condition its consent. The Company shall not, without the prior written consent of the Indemnitee, consent to entry of any judgment or enter into any settlement or other compromise, unless such settlement includes an unconditional release of such Indemnitee from all liability in respect to such Indemnified Liability or litigation, and such settlement does not include any admission as to fault on the part of the Indemnitee. Following indemnification as provided for hereunder, the Company shall be subrogated to all rights of the Indemnitee with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the Company within a reasonable time of the commencement of any such action shall not relieve the Company of any liability to the Indemnitee under this Section 9(i), except solely to the extent that the Company is actually and materially and adversely prejudiced in its ability to defend such action.

(iii)The indemnification required by this Section 9(i) shall be made by periodic payments of the amount thereof during the course of the investigation or defense, within ten (10) days after bills supporting the Indemnified Liabilities are received by the Company.

(iv)The indemnity agreement contained herein shall be in addition to (A) any cause of action or similar right of the Indemnitee against the Company or others, and (B) any liabilities the Company may be subject to pursuant to the law.

(j)No Strict Construction.  The language used in this Agreement will be deemed to be the language mutually chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

[REMAINDER PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

COMPANY:

PLUG POWER INC.

By:	/s/ Paul B. Middleton
Name:	Paul B. Middleton
Title:	Chief Financial Officer

IN WITNESS WHEREOF, the Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

BUYER:

YA II PN, LTD.

By:	Yorkville Advisors Global, LP
Its:	Investment Manager

By: Yorkville Advisors Global II, LLC
Its: General Partner

By: /s/ Troy Rillo
Name: Troy J. Rillo
Title: Authorized Signatory

EXHIBIT A

FORM OF CONVERTIBLE DEBENTURE

NEITHER THIS DEBENTURE NOR THE SECURITIES INTO WHICH THE DEBENTURE IS CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE.  THESE SECURITIES HAVE BEEN SOLD IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

PLUG POWER INC.

CONVERTIBLE DEBENTURE

Principal Amount:$200,000,000

Debenture Issuance Date:  November [  ], 2024

Debenture Number: PLUG-1

FOR VALUE RECEIVED, PLUG POWER INC., an entity organized under the laws of the state of Delaware (the "Company"), hereby promises to pay to the order of YA II PN, Ltd., or its registered assigns (the "Holder") the amount set out above as the principal amount (as reduced or increased pursuant to the terms hereof pursuant to redemption, conversion or otherwise, the "Principal") when due, whether upon the Maturity Date (as defined below), acceleration, redemption or otherwise (in each case in accordance with the terms hereof) and to pay interest ("Interest") on any outstanding Principal at the applicable Interest Rate from the date set out above as the Debenture Issuance Date (the "Issuance Date") until the same becomes due and payable, whether upon the Maturity Date or acceleration, conversion, redemption or otherwise (in each case in accordance with the terms hereof).  This Convertible Debenture (including all debentures issued in exchange, transfer or replacement hereof, this "Debenture") was originally issued pursuant to the Debenture Purchase Agreement dated as of November 11, 2024, as it may be amended from time to time (the “Purchase Agreement”) between the Company and the Buyer(s)listed on the Schedule of Buyers attached thereto.  Certain capitalized terms used herein are defined in Section (15).

GENERAL TERMS

B.Maturity Date. On the Maturity Date, the Company shall pay to the Holder an amount in cash representing all outstanding Principal, accrued and unpaid Interest, and any other amounts outstanding pursuant to the terms of this Debenture. The "Maturity Date" shall be [_], 20261, as may be extended at the option of the Holder. Other than as specifically permitted by this Debenture, the Company may not prepay or redeem any portion of the outstanding Principal and accrued and unpaid Interest.

C.Interest Rate and Payment of Interest. Interest shall accrue on the outstanding Principal balance hereof at an annual rate equal to 6.00% (“Interest Rate”), which Interest Rate shall increase to an annual rate of 16.00% upon the occurrence of an Event of Default (for so long as such event remains uncured and unwaived). Interest shall be calculated based on a 365-day year and the actual number of days elapsed, to the extent permitted by applicable law.

D.Payment Dates. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

PAYMENTS

E.Monthly Payments.  If, at any time after the Issuance Date and from time to time thereafter, an Amortization Event occurs, then the Company shall make monthly payments (each such monthly payment, an “Amortization Payment”) beginning on the 10th Trading Day after the Amortization Event Date and continuing on the same day of each successive Calendar Month (each such payment date, an “Amortization Payment Date”). Each Amortization Payment shall be in an amount equal to the sum of (i) $22,500,000 of Principal, or the then-outstanding Principal if the then-outstanding Principal less than such amount (the “Amortization Principal Amount”), plus (ii) the Payment Premium (as defined below) in respect of such Amortization Principal Amount, plus (iii) the accrued and unpaid Interest in respect of the Amortization Principal Amount to, but not including, such payment date. The obligation of the Company to make monthly Amortization Payments related to an Amortization Event shall cease (with respect to any payment that has not yet come due) if any time after the Amortization Event Date (A) in the event of a Floor Price Event, on the date that is the 7th consecutive Trading Day that the daily VWAP is greater than 110% of the Floor Price then in effect, (B) in the event of an Exchange Cap Event, the date the Company has obtained stockholder approval to increase the number of Common Shares under the Exchange Cap and/or the Exchange Cap no longer applies, or (C) in the event of a Registration Default, the condition or event causing the Registration Default has been cured or the Common Shares issuable upon conversion of this Debenture would be Freely Tradable, unless, in any of the foregoing cases, a subsequent Amortization Event occurs. If this Debenture is held by more than one holder, the Amortization Principal Amount, Payment Premium in respect of such Amortization Principal Amount and Interest payable shall be allocated to each holder based on each holder’s pro-rata portion of the total outstanding Principal amount outstanding on this Debenture.

F.Reserved.

G.The Company shall have the right, but not the obligation, to redeem (“Optional Redemption”) early in cash a portion or all amounts outstanding under this Debenture

1 Note to Draft: To be the date 24 months from the issuance date.

at the Redemption Amount (as defined below) as described in this Section 2(c); provided that (A) the Company provides the Holder with at least three (3) Trading Days’ prior written notice (each, a “Variable Redemption Notice”) of its desire to exercise an Optional Redemption, which Variable Redemption Notice (i) shall be delivered to the Holder after the closing of regular trading hours on a Trading Day, and (ii) may only be given if the VWAP on the date such Variable Redemption Notice is delivered is less than the Fixed Price, (B) the Company provides the Holder with at least 30 calendar days’ prior written notice (each, a “Fixed Price Stock Redemption Notice”) of its desire to exercise an Optional Redemption, which Fixed Price Stock Redemption Notice (i) shall be delivered to the Holder after the closing of regular trading hours on a Trading Day, and (ii) may only be given if the VWAP on the date such Fixed Price Stock Redemption Notice is delivered is equal to or greater than the Upper Redemption Threshold or (C) the Company provides the Holder with three (3) Trading Days’ prior written notice (each, a “Fixed Price Cash Redemption Notice,” and together with a Variable Redemption Notice and a Fixed Price Stock Redemption Notice, each a “Redemption Notice”) of its desire to exercise an Optional Redemption, which Fixed Price Cash Redemption Notice (i) shall be delivered to the Holder after the closing of regular trading hours on a Trading Day, and (ii) may only be given if the VWAP on the date such Fixed Price Cash Redemption Notice is delivered is equal to or greater than the Upper Redemption Threshold. Each Redemption Notice shall be irrevocable and shall specify the outstanding balance of the Debentures to be redeemed and the Redemption Amount. The “Redemption Amount” shall be (x) in the case of a Variable Redemption Notice or a Fixed Price Stock Redemption Notice, an amount equal to the outstanding Principal balance being redeemed by the Company, plus the Payment Premium in respect of such Principal amount, plus all accrued and unpaid Interest in respect of such Redemption Amount to, but not including, such redemption date, or (y) in the case of a Fixed Price Cash Redemption Notice, an amount equal to (I) the outstanding Principal balance being redeemed by the Company, plus 5% of such Principal amount, plus all accrued and unpaid Interest in respect of such Redemption Amount to, but not including, such redemption date divided by (II) the Fixed Price multiplied by (III) the VWAP of the Common Shares on the date the Redemption Notice is received by the Holder, which Redemption Amount shall be paid in all cases in cash by wire transfer of immediately available funds to an account designated by the Holder. After receipt of a Redemption Notice, the Holder shall have, in the case of a Variable Redemption Notice, three (3) Trading Days or, in the case of a Fixed Price Stock Redemption Notice, thirty (30) calendar days (in any case, beginning with the Trading Day immediately following the date such Redemption Notice is received) to elect to convert all or any portion of the outstanding Principal of this Debenture plus the Payment Premium in respect of such Principal plus all accrued and unpaid Interest in respect of such Redemption Amount to, but not including, such redemption date. On the fourth (4th) Trading Day after the applicable Variable Redemption Notice is delivered or the thirty-first (31st) Trading Day after the applicable Fixed Price Stock Redemption Notice is delivered, the Company shall deliver to the Holder the applicable Redemption Amount to the extent not converted and otherwise after giving effect to conversions or other permitted payments made during, in the case of a Variable Redemption Notice, the preceding three (3) Trading Day period or, in the case of a Fixed Price Stock Redemption Notice, the preceding thirty (30) Trading Day period. In the case of a Fixed Price Cash Redemption Notice, the Holder shall not be permitted to convert any portion of the outstanding Principal or accrued and unpaid Interest to be redeemed by the Company pursuant to such Fixed Price Cash Redemption Notice, and on the fourth (4th) Trading Day after the applicable Fixed Price Cash Redemption Notice is delivered, the Company shall deliver to the holder the applicable Redemption Amount.

H.Other than as specifically set forth in this Debenture, the Company shall not have the ability to make any early repayments without the consent or at the request of the Holder.

EVENTS OF DEFAULT.

I.An “Event of Default”, wherever used herein, means any one of the following events (whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

1.The Company's failure to pay to the Holder any amount of Principal after such payment is due, or any Redemption Amount, Payment Premium, Interest, or other cash amounts when and as due under this Debenture or any other Transaction Document and such failure continues for a period of five (5) Business Days;

2.(A) The Company or any Significant Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to the Company or any such Significant Subsidiary or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or any such Significant Subsidiary or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors or (B)  an involuntary case or other proceeding shall be commenced against the Company or any Significant Subsidiary seeking liquidation, reorganization or other relief with respect to the Company or such Significant Subsidiary or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or such Significant Subsidiary or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 consecutive days;

3.The Company or any Significant Subsidiary of the Company shall default in any of its obligations under any note, debenture, or any mortgage, credit agreement or other facility, indenture agreement, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced, any indebtedness for borrowed money or money due under any long term leasing (other than long term leases that are fully secured by restricted cash or a bona fide letter of credit) or factoring arrangement of the Company or any Significant Subsidiary of the Company in an aggregate amount exceeding $25,000,000 (or its foreign currency equivalent), whether such indebtedness (or money due under a long term leasing (other than long term leases that are fully secured by restricted cash or a bona fide letter of credit) or factoring arrangement) now exists or shall hereafter be created and such default shall result in such indebtedness (or money due under a long term leasing (other than long term leases that are fully secured by restricted cash or a bona fide letter of credit) or factoring arrangement) becoming or being declared due and payable and such default is not thereafter cured, waived, rescinded or annulled or such indebtedness for borrowed money (or money due under a long term leasing (other than long term leases that are fully secured by restricted cash or a bona fide letter of credit) or factoring arrangement) is not discharged within ten (10) Business Days;

4.a final judgment or judgments for the payment of money aggregating in excess of $25,000,000 (or its foreign currency equivalent) (excluding any amounts covered by insurance) are rendered against the Company and/or any of its Significant Subsidiaries and which judgment or judgments, as the case may be, is not discharged, paid, waived or stayed within thirty (30) days after (i) the date on which the right to appeal thereof has expired if no such appeal has commenced, or (ii) the date on which all rights to appeal have been extinguished;

5.The Common Shares shall cease to be quoted or listed for trading, as applicable, on any Principal Market for a period of ten (10) consecutive Trading Days;

6.The occurrence of any Change of Control Transaction (as defined in Section (20)) unless in connection with such Change of Control Transaction this Debenture is redeemed under Section (2)(c);

7.The Company's (A) failure to deliver the required number of shares of Common Shares to the Holder within three (3) Trading Days after the applicable Share Delivery Date or (B) written notice to any Holder, or a public announcement by the Company, at any time, of its intention not to comply with a request for conversion of any Debenture into Common Shares that is properly tendered for conversion in accordance with the provisions of the Debenture, other than pursuant to Section (4)(c);

8.Any material representation or warranty made by the Company in Section 3 of the Purchase Agreement, or any waiver hereunder or under another Transaction Document, or in any report, certificate, financial statement or other document furnished pursuant to any Transaction Document, shall prove to have been incorrect when made or deemed made;

9.(A) Any material provision of any Transaction Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder, ceases to be in full force and effect, other than if caused by a Holder or any of its Affiliates; (B) the Company or any other authorized Person on the Company’s behalf contests in writing the validity or enforceability of any material provision of any Transaction Document; or (C) the Company unreasonably denies in writing that it has any or further liability or obligation under any Transaction Document, or purports in writing to revoke, terminate (other than in line with the relevant termination provisions) or rescind any Transaction Document;

10.The Company uses the proceeds of the issuance of this Debenture, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulations T, U and X of the Federal Reserve Board, as in effect from time to time and all official rulings and interpretations thereunder or thereof), or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose;

11.The Company shall fail to observe or perform any covenant, agreement or warranty contained in, or otherwise commit any breach or default of any provision of this Debenture (except as may be covered by Section (3)(a)(i) through (3)(a)(x) hereof) or any other Transaction Document which is not cured or remedied within the time prescribed or if no time is prescribed within ten (10) Business Days after receiving written notice thereof from a Holder.

J.During the time that any portion of this Debenture is outstanding, if any Event of Default has occurred (other than an event with respect to the Company described in Section (3)(a)(ii)), the full unpaid Principal amount of this Debenture, together with accrued and unpaid Interest and other amounts owing in respect thereof and other Obligations accrued hereunder and under the other Transaction Documents, to the date of acceleration, shall become at the Holder's election given by notice pursuant to Section (8), immediately due and payable in cash; provided that, in the case of any event with respect to the Company described in Section (3)(a)(ii), the full unpaid Principal amount of this Debenture, together with accrued and unpaid Interest and other amounts owing in respect thereof and other Obligations accrued hereunder and under the other Transaction Documents, to the date of acceleration, shall automatically become due and payable, in each case without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company. Furthermore, in addition to any other remedies, the Holder shall have the right (but not the obligation) to convert, at the Conversion Price, on one or more occasions all or part of the Conversion Amount in accordance with Section (4) and subject to the limitations in Sections (4)(c)(i) and (4)(c)(ii) (but not subject to any other limitations contained herein, including, but not limited to, the limitations set forth in Sections 4(c)(iii) and (4)(b)(i)(2)) at any time after (x) a Specified Event of Default (for so long as such Specified Event of Default is continuing) or (y) the Maturity Date, provided that this Debenture remains outstanding. The Holder need not provide, and the Company hereby waives, any presentment, demand, protest or other notice of any kind, (other than required notice of conversion) and the Holder may immediately enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such declaration may be rescinded and annulled by the Holder in writing at any time prior to payment hereunder. No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.

CONVERSION OF DEBENTURE.This Debenture shall be convertible into Common Shares, on the terms and conditions set forth in this Section (4).

K.Conversion Right.  Subject to the limitations of Section (4)(c), at any time or times on or after the Issuance Date, the Holder shall be entitled to convert any portion of the outstanding and unpaid Conversion Amount (as defined below) into fully paid and nonassessable Common Shares in accordance with Section (4)(b), at the Conversion Price (as defined below). The number of Common Shares issuable upon conversion of any Conversion Amount pursuant to this Section (4)(a) shall be determined by dividing (x) such Conversion Amount by (y) the Conversion Price.  The Company shall not issue any fraction of a Common Shares upon any conversion. All calculations under this Section (4) shall be rounded to the nearest $0.0001. If the issuance would result in the issuance of a fraction of a Common Shares, the Company shall round such fraction of a Common Shares up to the nearest whole share.  The Company shall pay any and all transfer, stamp and similar taxes that may be payable with respect to the issuance and delivery of Common Shares upon conversion of any Conversion Amount.

1."Conversion Amount" means the portion of the Principal and accrued Interest to be converted with respect to which this determination is being made.

2."Conversion Price" means, as of any Conversion Date (as defined below) or other date of determination, $2.90 per Common Share (the “Fixed Price”); provided that for purposes of the second sentence of Section (3)(b), Section (4)(b)(i)(2), Section (4)(c)(iii)(1), Section (4)(c)(iii)(2)(ii) (and for purposes of Section (4)(a) to the extent a conversion is pursuant to the second sentence of Section (3)(b), Section (4)(b)(i)(2), Section (4)(c)(iii)(1) or Section (4)(c)(iii)(2)(ii)) and Section (5)(d) “Conversion Price” means, as of any Conversion Date or other date of determination, the lower of (i) the Fixed Price and (ii) 97.25% of the lowest daily VWAP for the Common Shares during the three (3) Trading Days immediately preceding the applicable Conversion Date or other date of determination (the “Market Price”), but which Market Price shall not be lower than the Floor Price then in effect. The Fixed Price shall be adjusted from time to time pursuant to the other terms and conditions of this Debenture.

L.Mechanics of Conversion.

1.Optional Conversion.

(a)To convert any Conversion Amount into Common Shares on any date (a "Conversion Date"), the Holder shall (A) transmit by email (or otherwise deliver), for receipt on or prior to 11:59 p.m., New York time, on such date, a copy of an executed notice of conversion in the form attached hereto as Exhibit I (the "Conversion Notice") to the Company and (B) if required by Section (4)(b)(iii), surrender this Debenture to a nationally recognized overnight delivery service for delivery to the Company (or an indemnification undertaking reasonably satisfactory to the Company with respect to this Debenture in the case of its loss, theft or destruction).  On or before the second (2nd) Trading Day following the date of receipt of a Conversion Notice (the "Share Delivery Date"), the Company shall (X) if legends are not required by applicable law as reasonably determined by the Company to be placed on certificates or the book-entry position of the Common Shares and provided that the Company’s transfer agent is participating in the Depository Trust Company's ("DTC") Fast Automated Securities Transfer Program, instruct such transfer agent to credit such aggregate number of Common Shares to which the Holder shall be entitled to the Holder's or its designee's balance account with DTC through its Deposit Withdrawal Agent Commission system or (Y) if the Company’s transfer agent is not participating in the DTC Fast Automated Securities Transfer Program, or if restrictive legends are required by applicable law as reasonably determined by the Company to be placed on certificates or book-entry positions of the Common Shares, issue and deliver to the address as specified in the Conversion Notice, a certificate or book-entry position, registered in the name of the Holder or its designee, for the number of Common Shares to which the Holder shall be entitled. If this Debenture is physically surrendered for conversion and the outstanding Principal of this Debenture is greater than the Principal portion of the Conversion Amount being converted, then the Company shall as soon as practicable and in no event later than five (5) Business Days after receipt of this Debenture and at its own expense, issue and deliver to the Holder a new Debenture representing the outstanding Principal not converted. The Person or Persons entitled to receive the Common Shares issuable upon a conversion of this Debenture shall be treated for all purposes as the record holder or holders of such Common Shares upon the transmission of a Conversion Notice.

(b)Notwithstanding the foregoing Section (4)(b)(i)(1), but subject to Section (4)(c)(iii)(2), prior to the Holder submitting any Conversion Notice at a

Conversion Price equal to the Market Price (each such conversion, a “Market Price Conversion”), the Holder shall submit a notice in the form attached hereto as Exhibit II to the Company (a “Market Price Conversion Notice”) no earlier than twenty (20) Business Days and no less than five (5) Business Days prior to the first calendar day of any Calendar Month during which the Holder intends to submit Market Price Conversions. Upon receipt of a Market Price Conversion Notice, the Company may elect to either (i) permit the Holder to submit Market Price Conversions during such Calendar Month in accordance with the maximum aggregate amount of such Market Price Conversions set forth therein and in accordance with Section (4)(c)(iii)(1) or (ii) prohibit Market Price Conversions during such Calendar Month; provided, that the Company may only prohibit Market Price Conversions during such Calendar Month if (x) the Company delivers notice to the Holder of its election to do so prior to the first calendar day of such Calendar Month (a “Market Price Conversion Payment Notice”) and (y) the Company makes a cash payment to the Holder by wire transfer of immediately available funds on or before the last Trading Day of such Calendar Month in an amount equal to (A) $22,500,000 of Principal plus (B) the Payment Premium on such Principal amount plus (C) all accrued and outstanding Interest on such Principal as of the first calendar day of such Calendar Month (such cash payment, a “Market Price Conversion Payment“). If the Holder does not receive a Market Price Conversion Payment Notice prior to the first calendar day of such Calendar Month, the Company shall be deemed to have elected to permit the Holder to submit Market Price Conversions during the applicable Calendar Month beginning on the first calendar day of such Calendar Month. For the avoidance of doubt and without implication that the opposite would otherwise be true, the Holder shall not be required to convert any portion of this Debenture at any time, including, but not limited to, following its submission of a Market Price Conversion Notice. Any and all conversions of this Debenture shall be at the sole discretion of the Holder. Notwithstanding anything to the contrary in the foregoing, (x) a Market Price Conversion Notice may not be submitted (and will be void if submitted) during the period beginning on the date an Amortization Event occurs and ending on the date the obligation of the Company to make monthly Amortization Payments related to such Amortization Event ceases (any such period, the “Amortization Period”) and (y) if an Amortization Period begins after the submission of a Market Price Conversion Notice, no further conversions of the Debenture will be permitted pursuant to this Section 4(b)(i)(2) and no Market Price Conversion Payment will be owed in relation to such Market Price Conversion Notice; provided, any Market Price Conversions undertaken prior to such Amortization Period beginning will be honored and if the Company elected to allow Market Price Conversions with respect to such Market Price Conversion Notice pursuant to clause (i) of this Section (4)(b)(i)(2) above, the Holder may continue to make Market Price Conversions pursuant to such Market Price Conversion Notice under which no Market Price Conversion Payment was contemplated.

2.Company's Failure to Timely Convert.  If the Company shall fail, for any reason or for no reason, on or prior to an applicable Share Delivery Date to comply with its obligations to issue and deliver Common Shares to the Holder pursuant to Section (4)(b)(i)(1) to which the Holder is entitled upon such Holder's conversion of any Conversion Amount in respect of such Share Delivery Date (a "Conversion Failure"), and if on or after such Trading Day the Holder purchases (in an open market transaction or otherwise) Common Shares to deliver in satisfaction of a sale by the Holder of Common Shares issuable upon such conversion that the Holder anticipated receiving from the Company (a "Buy-In"), then the Company shall, within three (3) Business Days after the Holder's request and in the Holder's discretion, either (i)

pay cash to the Holder in an amount equal to the Holder's total purchase price (including reasonable and documented brokerage commissions and other reasonable and documented out of pocket expenses, if any) for the Common Shares so purchased (the “Buy-In Price”), at which point the Company's obligation to deliver such certificate (and to issue such Common Shares) shall terminate, or (ii) promptly honor its obligation to deliver such Common Shares in accordance with Section (4)(b)(i)(1) and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of Common Shares multiplied by (B) the Closing Price on the Conversion Date, and compliance by the Company with the foregoing will constitute a cure of any default or Event of Default for failing to so comply with its obligations to issue and deliver Common Shares to the Holder pursuant to Section (4)(b)(i)(1) to which the Holder is entitled upon such Holder's conversion of any Conversion Amount; provided, the Company shall only be permitted to cure such an Event of Default for failing to comply with its obligations to issue and deliver Common Shares to the Holder by timely satisfying its obligations under this Section (4)(b)(ii) and for which the Holder exercised its Buy-in right on two (2) occasions during the term of this Debenture, and any subsequent Event of Default for failing to comply with its obligations to issue and deliver Common Shares to the Holder and for which the Holder exercised its Buy-in right shall not be curable by timely satisfying its obligations under this Section (4)(b)(ii).

3.Registration; Book-Entry. The Company shall maintain a register (the “Register”) for the recordation of the name and address of the Holder of this Debenture (and the name and address of any Person who is transferred all or any portion of this Debenture to the extent permitted by the terms hereof or the Purchase Agreement) and the Principal amount (and stated Interest with respect thereto) held by the Holder (and any Person who is transferred all or any portion of this Debenture to the extent permitted by the terms hereof or the Purchase Agreement) (the “Registered Debenture”). The entries in the Register shall be conclusive and binding for all purposes absent manifest error. The Company and the holders of this Debenture shall treat each Person whose name is recorded in the Register as the owner of this Debenture for all purposes, including, without limitation, the right to receive payments of Principal and Interest hereunder, notwithstanding notice to the contrary. A Registered Debenture may be assigned, transferred or sold in whole or in part as permitted by the terms hereof or the Purchase Agreement, and any such permitted assignment, transfer or sale shall be reflected on the Register by the Company. Notwithstanding anything to the contrary set forth herein, upon conversion of any portion of this Debenture in accordance with the terms hereof, the Holder shall not be required to physically surrender this Debenture to the Company unless (A) the full Conversion Amount represented by this Debenture is being converted or (B) the Holder has provided the Company with prior written notice (which notice may be included in a Conversion Notice) requesting reissuance of this Debenture upon physical surrender of this Debenture.  The Holder and the Company shall maintain records showing the Principal and Interest converted and the dates of such conversions or shall use such other method, reasonably satisfactory to the Holder and the Company, so as not to require physical surrender of this Debenture upon any partial conversion.

M.Limitations on Conversions.

1.Beneficial Ownership.  The Holder shall not have the right to convert any portion of this Debenture to the extent that after giving effect to such conversion, the Holder, together with any affiliate thereof, would beneficially own (as determined in accordance with Section 13(d) of the Exchange Act and the rules promulgated thereunder) in excess of 4.99% of the number of Common Shares outstanding immediately after giving effect to such conversion. The Holder shall have the authority and obligation to determine whether the restriction contained in this Section (4)(c)(i) will limit any particular conversion hereunder and to the extent that the Holder determines that the limitation contained in this Section (4)(c)(i) applies, the determination of which portion of the Principal amount of this Debenture is convertible shall be the responsibility and obligation of the Holder. The provisions of this Section (4)(c)(i) may be waived by a holder (but only as to itself and not to any other holder) upon not less than 65 days prior notice to the Company. Other holders shall be unaffected by any such waiver.

2.Principal Market Limitation. Notwithstanding anything in this Debenture to the contrary, the Company shall not issue any Common Shares pursuant to the terms of this Debenture if the issuance of such Common Shares would exceed the aggregate number of Common Shares that the Company may issue upon conversion of this Debenture and under the other Transaction Documents in compliance with the Company’s obligations under the rules or regulations of the Principal Market (the number of shares which may be issued without violating such rules and regulations is 182,148,267 and shall be referred to as the “Exchange Cap”), except that such limitation shall not apply in the event that the Company (A) obtains the approval of its stockholders as required by the applicable rules of the Principal Market for issuances of Common Shares in excess of such amount or (B) as advised by outside counsel to the Company that such approval is not required.

3.Other Conversion Limitations.

(a)Subject to Sections (3)(b), (4)(c)(i), (4)(c)(ii) and (4)(c)(iii)(2), Market Price Conversions may be made during any Calendar Month but only to the extent permitted under Section (4)(b)(i)(2); provided that Market Price Conversions made during any Calendar Month shall not be in respect of more than $22,500,000 of Principal plus (y) all accrued and unpaid Interest on such Principal so converted at the Market Price.

(b)Notwithstanding anything to the contrary contained in this Debenture or in any other Transaction Document, there shall be no limitations, including, but not limited to, with respect to timing or amount, on conversions of this Debenture (i) at the Fixed Price at any time and (ii) at the Market Price following a Specified Event of Default for so long as such Specified Event of Default is continuing, other than, in either case of the foregoing clauses (i) and (ii) of this sentence, those limitations set forth in Sections (4)(c)(i) and (4)(c)(ii) of this Debenture in accordance with their respective terms.

N.Other Provisions.

1.All calculations under this Section (4) shall be rounded to the nearest $0.0001 or whole share.

2.The Company covenants that it will at all times reserve and keep available out of its authorized and unissued Common Shares at least 125,000,000 Common Shares for issuance upon conversion of this Debenture (the “Required Reserve Amount”), provided that such Required Reserve Amount may be reduced (i) to zero in connection with the cancellation of this Debenture, (ii) proportionately in connection with a reverse stock split undertaken by the Company and (iii) to the maximum number of Common Shares issuable upon conversion of this Debenture (assuming for purposes of this clause (iii) that (x) this Debenture is convertible at the Floor Price as of the date of determination and (y) any such conversion shall not take into account any limitations on the conversion of the Debenture set forth herein) if such maximum number of Common Shares is less than the Required Reserve Amount then in effect. The Required Reserve Amount shall be proportionately adjusted upward in connection with any stock split, stock dividend or other similar corporate action that results in an increase in the number of Common Shares outstanding (other than, for the avoidance of doubt, issuances of Common Shares not in connection with any stock split or stock dividend or other similar corporate action). The Company covenants that, upon issuance in accordance with conversion of this Debenture in accordance with its terms, the Common Shares, when issued, will be validly issued, fully paid and nonassessable.

3.Nothing herein shall limit a Holder's right to pursue actual damages or declare an Event of Default pursuant to Section (3) herein for the Company’s failure to deliver Common Shares upon conversion in the manner and within the time period specified herein and such Holder shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief, in each case without the need to post a bond or provide other security. The exercise of any such rights shall not prohibit the Holder from seeking to enforce damages pursuant to any other Section hereof or under applicable law.

4.Legal Opinions.  The Company is obligated, upon reasonable notice, to use its commercially reasonable efforts to cause its legal counsel to promptly deliver legal opinions to the Company’s transfer agent in connection with any restrictive legend removal, if required by such transfer agent, upon (A) the resale of the Underlying Securities from time to time pursuant to the Registration Statement (if the Registration Statement is available for use in connection with such resale), or (B) the expiration of any holding period or other requirement, as determined by the Company upon advice of legal counsel, for which the Underlying Securities may bear legends restricting the transfer thereof. To the extent such opinions are not provided (either promptly or at all), then, other than because of an action or inaction of the Holder including if the Holder has failed to deliver reasonably requested representations to such transfer agent, the Company and the Company’s legal counsel in connection with such opinion, then, in addition to being a default that may mature into an Event of Default in accordance with Section (3)(a)(xi), the Company agrees to reimburse the Holder for all reasonable and documented costs incurred by the Holder in connection with any legal opinions paid for by the Holder in connection with sale or transfer of Underlying Securities. The Holder shall notify the Company of any such costs and expenses it incurs that are referred to in this section from time to time and all amounts owed hereunder shall be paid by the Company with reasonable promptness.

5.The Company hereby expressly acknowledges and agrees that (i) the Purchase Agreement and all Transaction Documents to which it is a party are ratified and confirmed and shall remain in full force and effect and (ii) it has no set off, counterclaim, defense or other claim or dispute with respect to any Transaction Document as of the Issuance Date.

6.The Company hereby covenants and agrees that, upon the reasonable request of the Holder, the Company shall take all reasonably necessary action, at the Company’s sole expense, to ensure the continued registration for resale of the Registrable Securities, in accordance with applicable securities laws and regulations and subject to the occurrence and duration of any Blackout Period.

ADJUSTMENTS TO CONVERSION PRICE.

O.Adjustment of Fixed Price and Floor Price in Certain Circumstances.  If the Company, at any time while this Debenture is outstanding, shall (a) pay a stock dividend or otherwise make a distribution or distributions on its Common Shares in Common Shares, (b) subdivide outstanding Common Shares into a larger number of shares, (c) combine (including by way of reverse stock split) outstanding Common Shares into a smaller number of shares, or (d) issue by reclassification of shares of the Common Shares any shares of capital stock of the Company, then each of the Fixed Price and the Floor Price shall be multiplied by a fraction of which the numerator shall be the number of Common Shares (excluding treasury shares, if any) outstanding before such event and of which the denominator shall be the number of Common Shares outstanding after such event. Any adjustment made pursuant to this Section (5)(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

P.Adjustment of Fixed Price upon Issuance of Common Shares.  If the Company, at any time while this Debenture is outstanding, issues or sells any Common Shares or Convertible Securities (other than shares issued or sold by the Company in connection with any Excluded Securities), for a consideration per share (plus any related underwriting spread or placement agent fee paid to an underwriter or placement agent in connection with such issuance or sale) (the “New Issuance Price”) less than a price equal to the Fixed Price in effect immediately prior to such issue or sale (such price the "Applicable Price") (the foregoing a “Dilutive Issuance”), then immediately after such Dilutive Issuance the Fixed Price then in effect shall be reduced to an amount equal to the New Issuance Price.  For the purposes hereof, if the Company in any manner issues or sells any Convertible Securities (other than shares issued or sold by the Company in connection with any Excluded Securities) and the lowest price per share for which one Common Share is issuable upon such conversion or exchange or exercise thereof is less than the Applicable Price (without giving effect to any “make-whole” shares issuable in connection with a fundamental change, change of control, delisting or liquidation or dissolution or a redemption (in each case, however so defined)), then such Common Shares shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance or sale of such Convertible Securities for such price per share. No further adjustment of the Fixed Price shall be made upon the actual issuance of such Common Shares upon conversion or exchange or exercise of such Convertible Securities.

Q.Other Events.  If any event occurs of the type contemplated by the provisions of Section (5)(a) or (b) but not expressly provided for by such provisions, then the Company's Board of Directors will make an appropriate adjustment in the Fixed Price so as to protect the rights of the Holder under this Debenture; provided that no such adjustment will increase the Fixed Price as otherwise determined pursuant to this Section (5). If the Company issues any Convertible Securities with a variable conversion formula that is more favorable than this Debenture, then at the option of the Holder, the Market Price formula shall be changed to match that of the new Convertible Securities (it being understood that a customary “make-whole” provision for conversions in connection with certain change of control transactions, delisting events or the approval of a liquidation or dissolution or redemptions does not constitute a variable conversion formula).

R.Other Corporate Events.  In addition to and not in substitution for any other rights hereunder, prior to the consummation of any Fundamental Transaction pursuant to which holders of Common Shares are entitled to receive securities or other assets with respect to or in exchange for Common Shares (a "Corporate Event"), the Company shall make appropriate provision to ensure that the Holder will thereafter have the right to receive upon a conversion of this Debenture such securities or other assets received by the holders of Common Shares in connection with the consummation of such Corporate Event in such amounts as the Holder would have been entitled to receive had this Debenture initially been issued with conversion rights for the form of such consideration (as opposed to Common Shares) at a conversion rate for such consideration commensurate with the Conversion Price (as of the effective date of the Corporate Event).  Provision made pursuant to the preceding sentence shall be in a form and substance reasonably satisfactory to the Required Holders.  The provisions of this Section (5)(d) shall apply similarly and equally to successive Corporate Events and shall be applied without regard to any limitations on the conversion or redemption of this Debenture.

S.Whenever the Fixed Price, Market Price formula or Floor Price is adjusted pursuant to this Section (5), the Company shall promptly provide the Holder with a written notice setting forth the Fixed Price, Market Price formula and Floor Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

T.Whenever there has been a payment of a dividend or other distribution on the Common Shares of any shares of capital stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit of the Company, that are, or, when issued, will be, listed or admitted for trading on a U.S. national securities exchange (a “Spin-Off”), the Fixed Price shall be decreased based on the following formula:

FxP1	=	FxP0	×	MP0
FMV + MP0

where,

FxP0    =    the Fixed Price in effect immediately prior to the end of the Fx Valuation Period;

FxP1    =    the Fixed Price in effect immediately after the end of the Fx Valuation Period;

FMV0  =   the average of the VWAP of the capital stock distributed to holders of the Common Shares applicable to one Common Share over the first 10 consecutive Trading Day period after, and including, the Ex-Dividend Date of the Spin-Off (the “Fx Valuation Period”); and

MP0    =    the average of the VWAP of the Common Shares over the Fx Valuation Period.

The decrease to the Fixed Price under the preceding paragraph shall occur on the last Trading Day of the Fx Valuation Period; provided that if the relevant Conversion Date occurs during the Fx Valuation Period, references to 10 Trading Days shall be deemed to be replaced with such lesser number of Trading Days as have elapsed between the Ex-Dividend Date of such Spin-Off and the Conversion Date in determining the Fixed Price

U.Whenever there has been a Spin-Off, the Floor Price shall be decreased based on the following formula:

FlP1	=	FxP0	×	MP0
FMV + MP0

where,

FlP0    =    the Floor Price in effect immediately prior to the end of the Fl Valuation Period;

FlP1    =    the Floor Price in effect immediately after the end of the Fl Valuation Period;

FMV0  =   the average of the VWAP of the capital stock distributed to holders of the Common Shares applicable to one Common Share over the first 10 consecutive Trading Day period after, and including, the Ex-Dividend Date of the Spin-Off (the “Fl Valuation Period”); and

MP0    =    the average of the VWAP of the Common Shares over the Fl Valuation Period.

The decrease to the Floor Price under the preceding paragraph shall occur on the last Trading Day of the Fl Valuation Period; provided that if the relevant Conversion Date occurs during the Fl Valuation Period, references to 10 Trading Days shall be deemed to be replaced with such lesser number of Trading Days as have elapsed between the Ex-Dividend Date of such Spin-Off and the Conversion Date in determining the Floor Price.

V.Reserved.

INDEMNIFICATION.With respect to Registrable Securities which are included in the Registration Statement :

(a)To the fullest extent permitted by law, the Company shall, and hereby does, indemnify, hold harmless and defend the Holder, its investment manager and their respective directors, officers, partners, members, employees, agents, representatives, and successors and assigns of, and each Person, if any, who controls Holder within the meaning of the Securities Act or the Exchange Act (each, an “Indemnified Person”), against any losses, claims, damages, liabilities, judgments, fines, penalties, charges, costs, reasonable attorneys’ fees, amounts paid in settlement or expenses, joint or several (collectively, “Claims”) incurred in investigating, preparing or defending any action, claim, suit, inquiry, proceeding, investigation or appeal taken from the foregoing by or before any court or governmental, administrative or other regulatory agency, body or the SEC, whether pending or threatened, whether or not an indemnified party is or may be a party thereto (“Indemnified Damages”), to which any of them may become subject insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact in the Registration Statement or any post-effective amendment thereto or in any filing made in connection with the qualification of the offering under the securities or other “blue sky” laws of any jurisdiction in which Registrable Securities are offered (“Blue Sky Filing”), or the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) any untrue statement or alleged untrue statement of a material fact contained in any final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) related the resale of the Registrable Securities or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading; or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any other law, including, without limitation, any state securities law, or any rule or regulation there under relating to the offer or sale of the Registrable Securities pursuant to a Registration Statement (the matters in the foregoing clauses (i) through (iii) being, collectively, “Violations”). The Company shall reimburse the Indemnified Persons and each such controlling person promptly as such expenses are incurred and are due and payable, for any legal fees or disbursements or other reasonable expenses incurred by them in connection with investigating or defending any such Claim.  Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section (6)(a): (i) shall not apply to a Claim by an Indemnified Person arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of an Indemnified Person expressly for use in connection with the preparation of the Registration Statement, prospectus or any such amendment thereof or supplement thereto; (ii) shall not be available to the extent such Claim is based on a failure of an Indemnified Person to deliver or to cause to be delivered the prospectus made available by the Company; (iii) shall not be available to the extent such Claim is based on any finally adjudicated violation of law by an Indemnified Person in the sale of Registrable Securities due to the manner of sale of the Registrable Securities, (iv) shall not be available to the extent such Claim is based on any use by an Indemnified Person of a free writing prospectus, (v)  shall not be available to the extent such Claim is based on an Indemnified Person’s sale of Registrable Securities during a Blackout Period and (vi) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person.

(b)In connection with a Registration Statement and any prospectus related to the resale of the Registrable Securities, the Holder agrees to indemnify, hold harmless and defend, to the same extent and in the same manner as is set forth in Section (6)(a), the Company, each of its directors, each of its officers, employees, representatives, or agents and each Person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act (each an “Indemnified Party”), against any Claim or Indemnified Damages to which any of them may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such Claim or Indemnified Damages: (i) arise out of or is based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of an Indemnified Person expressly for use in connection with the preparation of the Registration Statement, prospectus or any such amendment thereof or supplement thereto; (ii)

arise out of or is based upon a failure of an Indemnified Person to deliver or to cause to be delivered the prospectus made available by the Company; (iii) arise out of or is based upon any finally adjudicated violation of law by an Indemnified Person in the sale of Registrable Securities due to the manner of sale of the Registrable Securities, (iv) arise out of or is based upon any use by an Indemnified Person of a free writing prospectus or (v) arise out of or is based upon an Indemnified Person’s sale of Registrable Securities during a Blackout Period; and, subject to Section (6)(d), the Holder will reimburse any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Claim; provided, however, that the indemnity agreement contained in this Section (6)(b) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Holder, which consent shall not be unreasonably withheld; provided, further, however, that the Holder shall be liable under this Section (6)(b) for only that amount of a Claim or Indemnified Damages as does not exceed the net proceeds to the Holder (or its affiliates) as a result of the sale of Registrable Securities pursuant to such Registration Statement.  Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party.  Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section (6)(b) with respect to any prospectus shall not inure to the benefit of any Indemnified Party if the untrue statement or omission of material fact contained in the prospectus was corrected and such new prospectus was delivered to the Holder prior to the Holder’s use of the prospectus to which the Claim relates.

(c)Promptly after receipt by an Indemnified Person or Indemnified Party under this Section (6) of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving a Claim, such Indemnified Person or Indemnified Party shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section (6), deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnified Person or the Indemnified Party, as the case may be; provided, however, that an Indemnified Person or Indemnified Party shall have the right to retain its own counsel with the fees and expenses of not more than one (1) counsel for such Indemnified Person or Indemnified Party to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Indemnified Person or Indemnified Party and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnified Person or Indemnified Party and any other party represented by such counsel in such proceeding. The Indemnified Party or Indemnified Person shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Indemnified Party or Indemnified Person which relates to such action or claim. The indemnifying party shall keep the Indemnified Party or Indemnified Person fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto.  No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its prior written consent; provided, however, that the indemnifying party shall not unreasonably withhold, delay or condition its consent.  No indemnifying party shall, without the prior written consent of the Indemnified Party or Indemnified Person, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party or Indemnified Person of a release from all liability in respect to such claim or litigation.  Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of the Indemnified Party or Indemnified Person with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made.  The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person or Indemnified Party under this Section (6), except solely to the extent that the indemnifying party is actually prejudiced in its ability to defend such action.

(d)The indemnification required by this Section (6) shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Indemnified Damages are incurred.

(e)The indemnity agreements contained herein shall be in addition to (i) any cause of action or similar right of the Indemnified Party or Indemnified Person against the indemnifying party or others, and (ii) any liabilities the indemnifying party may be subject to pursuant to the law.

REISSUANCE OF THIS DEBENTURE.

W.Transfer.  If this Debenture is to be transferred, the Holder shall surrender this Debenture to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Debenture (in accordance with Section (7)(d)), registered in the name of the registered transferee or assignee, representing the outstanding Principal being transferred by the Holder (along with any accrued and unpaid Interest thereof) and, if less than the entire outstanding Principal is being transferred, a new Debenture (in accordance with Section (7)(d)) to the Holder representing the outstanding Principal not being transferred.  The Holder and any assignee, by acceptance of this Debenture, acknowledge and agree that, by reason of the provisions of Section (4)(b)(iii) following conversion or redemption of any portion of this Debenture, the outstanding Principal represented by this Debenture may be less than the Principal stated on the face of this Debenture.

X.Lost, Stolen or Mutilated Debenture.  Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Debenture, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of this Debenture, the Company shall execute and deliver to the Holder a new Debenture (in accordance with Section (7)(d)) representing the outstanding Principal.

Y.Debenture Exchangeable for Different Denominations.  This Debenture is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Debenture or Debentures (in accordance with Section (7)(d)) representing in the aggregate the outstanding Principal of this Debenture, and each such new Debenture will represent such portion of such outstanding Principal as is designated by the Holder at the time of such surrender.

Z.Issuance of New Debentures.  Whenever the Company is required to issue a new Debenture pursuant to the terms of this Debenture, such new Debenture (i) shall be of like tenor with this Debenture, (ii) shall represent, as indicated on the face of such new Debenture, the Principal remaining outstanding (or in the case of a new Debenture being issued pursuant to Section (7)(a) or Section (7)(c), the Principal designated by the Holder which, when added to the Principal represented by the other new Debentures issued in connection with such issuance, does not exceed the Principal remaining outstanding under this Debenture immediately prior to such issuance of new Debentures), (iii) shall have an issuance date, as indicated on the face of such new Debenture, which is the same as the Issuance Date of this Debenture, (iv) shall have the same rights and conditions as this Debenture, and (v) shall represent accrued and unpaid Interest from the Issuance Date.

NOTICES.Any notices, consents, waivers or other communications required or permitted to be given under the terms hereof must be in writing by letter or email and will be deemed to have been delivered: upon either (A) receipt, when delivered personally, (B) one (1) Business Day after deposit with an overnight courier service with next day delivery specified, in each case, properly addressed to the party to receive the same or (C) receipt, when sent by electronic mail. The addresses and email addresses for such communications shall be:

If to the Company, to:	Plug Power Inc.
125 Vista Boulevard,
Slingerlands, New York
Attention: General Counsel
Telephone: (518) 738-0970
E-Mail: gconway@plugpower.com

with a copy (which shall not constitute notice) to:	Goodwin Procter LLP
620 Eighth Avenue
New York, New York 10018
Attention: James P. Barri and Audrey S. Leigh
E-Mail: jbarri@goodwinlaw.com; aleigh@goodwinlaw.com

If to the Holder:	YA II PN, Ltd
c/o Yorkville Advisors Global, LLC
1012 Springfield Avenue
Mountainside, NJ 07092
Attention: Mark Angelo
Telephone: 201-985-8300
Email: Legal@yorkvilleadvisors.com

or at such other address and/or email and/or to the attention of such other person as the recipient party has specified by written notice given to each other party three (3) Business Days prior to the effectiveness of such change.  Written confirmation of receipt (i) given by the recipient of such notice, consent, waiver or other communication, (ii) electronically generated by the sender's email service provider containing the time, date, recipient email address or (iii) provided by a nationally recognized overnight delivery service, shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

NO IMPAIRMENT. Except as expressly provided herein, no provision of this Debenture shall alter or impair the obligations of the Company, which are absolute and unconditional, to pay the Principal of, Interest and other charges (if any) on, this Debenture at the time, place, and rate, and in the currency, herein prescribed. This Debenture is a direct obligation of the Company. As long as this Debenture is outstanding, the Company shall not, without the consent of the Holder, (i) except with respect to any contractual commitment in effect prior to the date hereof and disclosed in the Periodic Reports or in accordance with any Approved Stock Plan, repay, repurchase or offer to repay, repurchase or otherwise acquire (or allow any of its Subsidiaries repay, repurchase or offer to repay, repurchase or otherwise acquire) for cash Common Shares of the Company (provided, the foregoing shall not (A) restrict any such repayment, repurchase or other acquisition or offer that is financed in connection with such repayment, repurchase or offer), (B) prohibit repurchases by the Company deemed to occur upon exercise of stock options if such Common Shares represent a portion of the exercise price of such options, (C) prohibit the repurchase, acquisition or retirement of Common Shares deemed to occur upon the vesting of restricted shares, or the Company’s withholding of a portion of the Common Shares granted or awarded to pay for the taxes payable upon such grant or award (or the vesting thereof) or to cover any other tax withholding obligations of the Company or any of the Company’s Subsidiaries upon the exercise, vesting or settlement of equity incentive awards (including stock options, restricted stock awards and restricted stock unit awards) or (D) purchases, redemptions or other acquisitions of fractional Common Shares of the Company arising out of a consolidation, merger or sale of all or substantially all of the properties or assets of the Company and its Subsidiaries, taken as a whole, that is permitted by this Debenture); (ii) enter into any agreement with respect to the foregoing; or (iii) enter into any agreement, arrangement or transaction in or of which the terms thereof would contractually restrict or prohibit the Company from performing its obligations under this Debenture, including, without limitation, the obligation of the Company to make cash payments hereunder.

NO STOCKHOLDER RIGHTS. This Debenture shall not entitle the Holder to any of the rights of a stockholder of the Company, including without limitation, the right to vote, to receive dividends and other distributions, or to receive any notice of, or to attend, meetings of stockholders or any other proceedings of the Company, unless and to the extent converted into Common Shares in accordance with the terms hereof.

CHOICE OF LAW; VENUE; WAIVER OF JURY TRIAL

AA.Governing Law.  This Debenture and the rights and obligations of the Parties hereunder shall, in all respects, be governed by, and construed in accordance with, the laws (excluding the principles of conflict of laws) of the State of New York (the “Governing

Jurisdiction”) (including Section 5-1401 and Section 5-1402 of the General Obligations Law of the State of New York), including all matters of construction, validity and performance.

BB.Jurisdiction; Venue; Service.

1.The Company and the Holder hereby irrevocably consents to the non-exclusive personal jurisdiction of the state courts of the Governing Jurisdiction and, if a basis for federal jurisdiction exists, the non-exclusive personal jurisdiction of any United States District Court for the Governing Jurisdiction.

2.The Company and the Holder agree that venue shall be proper in any court of the Governing Jurisdiction selected by the Company or the Holder, as applicable, or, if a basis for federal jurisdiction exists, in any United States District Court in the Governing Jurisdiction. The Company and the Holder waive any right to object to the maintenance of any suit, claim, action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, in any of the state or federal courts of the Governing Jurisdiction on the basis of improper venue or inconvenience of forum.

3.Any suit, claim, action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or tort or otherwise, brought by the Company against the Holder or the Holder against the Company arising out of or based upon this Debenture or any matter relating to this Debenture, or any other Transaction Document, or any contemplated transaction, shall be brought in a court only in the Governing Jurisdiction.  Neither the Company nor the Holder shall file any counterclaim against the Holder or the Company, as the case may be, in any suit, claim, action, litigation or proceeding brought by the Holder against the Company or by the Company against the Holder, as the case may be, in a jurisdiction outside of the Governing Jurisdiction unless under the rules of the court in which the Company or the Holder, as the case may be, brought such suit, claim, action, litigation or proceeding the counterclaim is mandatory, and not permissive, and would be considered waived unless filed as a counterclaim in such jurisdiction in the suit, claim, action, litigation or proceeding instituted by the Holder against the Company or the Company against the Holder, as the case may be. The Company and the Holder agree that any forum outside the Governing Jurisdiction is an inconvenient forum and that any suit, claim, action, litigation or proceeding brought by the Company against the Holder or the Holder against the Company in any court outside the Governing Jurisdiction should be dismissed or transferred to a court located in the Governing Jurisdiction. Furthermore, the Company and the Holder irrevocably and unconditionally agree that they will not bring or commence any suit, claim, action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against the Holder or the Company, as the case may be, arising out of or based upon this Debenture or any matter relating to this Debenture, or any other Transaction Document, or any contemplated transaction, in any forum other than the courts of the State of New York sitting in New York County, and the United States District Court of the Southern District of New York, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of such courts and agrees that all claims in respect of any such suit, claim, action, litigation or proceeding may be heard and determined in such New York State Court or, to the fullest extent permitted by applicable law, in such federal court. The Company and the Holder agree that a final judgment in any such suit, claim, action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

4.The Company and the Holder irrevocably consent to the service of process out of any of the aforementioned courts in any such suit, claim, action, litigation or proceeding by the mailing of copies thereof by registered or certified mail postage prepaid, to it at the address provided for notices in this Debenture, such service to become effective thirty (30) days after the date of mailing.

5.Nothing herein shall affect the right of the Holder or the Company to serve process in any other manner permitted by law.

CC.THE PARTIES MUTUALLY WAIVE ALL RIGHT TO TRIAL BY JURY OF ALL CLAIMS OF ANY KIND ARISING OUT OF OR BASED UPON THIS DEBENTURE OR ANY MATTER RELATING TO THIS DEBENTURE, OR ANY OTHER TRANSACTION DOCUMENT, OR ANY CONTEMPLATED TRANSACTION. THE PARTIES ACKNOWLEDGE THAT THIS IS A WAIVER OF A LEGAL RIGHT AND THAT THE PARTIES EACH MAKE THIS WAIVER VOLUNTARILY AND KNOWINGLY AFTER CONSULTATION WITH COUNSEL OF THEIR RESPECTIVE CHOICE.  THE PARTIES AGREE THAT ALL SUCH CLAIMS SHALL BE TRIED BEFORE A JUDGE OF A COURT HAVING JURISDICTION, WITHOUT A JURY.

VOTE TO ISSUE, OR CHANGE THE TERMS OF, THE DEBENTURE AND OTHER DEBENTURES. Except for Section 4(c)(ii) which may not be amended, modified or waived by the parties hereto, the prior written consent of the Required Holders and the Company shall be required for any change, waiver or amendment to this Debenture and the Other Debentures. Any change, waiver or  amendment so approved shall be binding upon all existing and future holders of this Debenture and the Other Debentures; provided, however, that no such change, waiver or, as applied to this Debenture or any of the Other Debentures, shall, without the written consent of the particular holder of this Debenture or such Other Debenture, (i) reduce the amount of Principal, reduce the amount of accrued and unpaid Interest, reduce the Interest Rate or change the Maturity Date, of this Debenture or the Other Debentures, (ii) change the definition of Required Holders, (iii) make any change that adversely affects the conversion rights of this Debenture or the Other Debentures other than as required by this Debenture or the Other Debentures, (iv) reduce the Redemption Amount or change the times at which, or the circumstances under which, this Debenture or the Other Debentures may or will be redeemed or repurchased by the Company, (v) make this Debenture payable in a currency other than U.S. dollars, or (vi) change the ranking of this Debenture or the Other Debentures or (vii) modify any of the provisions of, or impair the right of any holder of this Debenture or the Other Debentures under, this Section (12). An instrument in writing signed by the Required Holders and the Company shall be required for any change or amendment or waiver of any provision to this Debenture and the Other Debentures

WITHHOLDING. Notwithstanding anything in this Debenture to the contrary, the Company shall be entitled to deduct or withhold from any payment made pursuant to this Debenture or the conversion consideration deliverable upon conversion of this Debenture in whole or in part any amount required to be deducted or withheld under applicable law with respect to the making of such payment or delivery; provided, that before making any deduction or withholding pursuant to this Section (13), the Company shall (i) provide reasonable prior notice to the Holder in respect of whom such deduction or withholding is to be made (together with the legal basis therefor), (ii) afford the Holder with a reasonable opportunity to provide any forms or other documentation or take such other steps in order to avoid such deduction or withholding, and (iii) reasonably cooperate with the Holder in good faith to reduce or eliminate any amounts that would otherwise be deducted or withheld. To the extent that amounts are so deducted or withheld and paid over to the relevant governmental authority, such amounts shall be treated for all purposes with respect to this Debenture or such conversion consideration, as applicable, as having been paid to the Person in respect of which such deduction or withholding was made. The Holder shall deliver to the Company on the date hereof (and from time to time thereafter upon the reasonable request of the Company) an executed Internal Revenue Service Form W-9 or W-8, as applicable.

PREVAILING PARTY.If any legal action, dispute or other proceeding is brought for the enforcement of this Debenture or any other Transaction Document, or because of an alleged dispute, breach, default or misrepresentation in connection with any provisions of this Debenture or any other Transaction Document, the successful or prevailing party or parties shall be entitled to recover from the non-prevailing party or parties, reasonable attorneys’ fees, court costs and all expenses, including, without limitation, all such fees, costs and expenses in connection with any appeal, incurred in that action, dispute or other proceeding, in addition to any other relief to which such party or parties may be entitled.

SEVERABILITY. Any waiver by the Holder of a breach of any provision of this Debenture shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Debenture. The failure of the Holder to insist upon strict adherence to any term of this Debenture on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Debenture. Any waiver must be in writing.

CONSTRUCTION; HEADINGS. This Debenture shall be deemed to be jointly drafted by the Company and the Holder and shall not be construed against any Person as the drafter hereof. The headings of this Debenture are for convenience of reference and shall not form part of, or affect the interpretation of, this Debenture.

CANCELLATION. After all Principal, any accrued Interest and any other amounts at any time owed on this Debenture have been paid in full, this Debenture shall automatically be deemed canceled and shall not be reissued, sold or transferred.

NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS. No past, present or future director, officer, employee, incorporator or stockholder of the Company, as such, will have any liability for any obligations of the Company under this Debenture or for any claim based on, in respect of, or by reason of, such obligations or its creation. By accepting this Debenture, the Holder waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of this Debenture.

SEVERABILITY. If any provision of this Debenture is invalid, illegal or unenforceable, the balance of this Debenture shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances. If it shall be found that any Interest or other amount deemed Interest due hereunder shall violate applicable laws governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum permitted rate of interest. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the Principal of or Interest on this Debenture as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Debenture, and the Company (to the extent it may lawfully do so) hereby expressly waives all benefits or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impeded the execution of any power herein granted to the Holder, but will suffer and permit the execution of every such as though no such law has been enacted.

CERTAIN DEFINITIONS.  For purposes of this Debenture, the following terms shall have the following meanings:

“Affiliate” has the meaning set forth in Rule 144 as in effect on the Issuance Date.

“Amortization Event” shall mean (i) the daily VWAP is less than the Floor Price then in effect for five (5) Trading Days during a period of seven (7) consecutive Trading Days (a “Floor Price Event”), (ii) unless the Company has obtained the approval from its stockholders in accordance with the rules of the Principal Market for the issuance of Common Shares pursuant to the transactions contemplated in this Debenture and the other Transaction Documents in excess of the Exchange Cap, the Company has issued in excess of 99% of the Common Shares available under the Exchange Cap (an “Exchange Cap Event”), or (iii) a Registration Default has occurred (the last such day of each such occurrence, a “Amortization Event Date”).

DD.“Amortization Payment date” shall have the meaning given such term in Section (2)(a).

EE.“Amortization Principal Amount” shall have the meaning set forth in Section (2)(a).

"Applicable Price" shall have the meaning set forth in Section (5)(b).

“Approved Stock Plan” means any employee benefit plan or share incentive plan which has been approved by the Board of Directors of the Company, pursuant to which the Company’s securities may be issued to any employee, officer or director for services provided to the Company.

“Blackout Commencement Notice” means a notice sent by the Company to the Holder that states that the use of the Registration Statement for the resale of Registrable Securities is suspended; provided that the Company may only send such notice to the Holder if there occurs or exists any pending corporate development, filing with the Commission or any other event, in each case that, in the Company’s reasonable and good faith judgment, makes it appropriate to suspend the availability of the Registration Statement.

“Blackout Period” means the period from and including the time of the delivery of any Blackout Commencement Notice to the Holder to the time of the delivery of the related Blackout Termination Notice to the Holder.

“Blackout Period Extension Determination” means a good faith determination by the Company’s board of directors (or a committee thereof duly authorized to act on behalf of such board) that the termination of a Blackout Period would require public disclosure relating to a proposed or pending material business transaction and such disclosure would be reasonably likely to impede the consummation of such transaction or would otherwise be materially detrimental to the Company and its Subsidiaries, taken as a whole.

“Blackout Termination Notice” means a notice sent by the Company to the Holder that states the suspension of the Registration Statement for the resale of the Registrable Securities is no longer needed or appropriate.

FF."Bloomberg" means Bloomberg Financial Markets (or if not available, a similar service provider of national recognized standing).

GG.“Business Day” means any day except Saturday, Sunday and any day which shall be a federal legal holiday in the United States or a day on which banking institutions in the State of New York are authorized or required by law or other government action to close.

HH.“Buy-In” shall have the meaning set forth in Section (4)(b)(ii).

II.“Buy-In Price” shall have the meaning set forth in Section (4)(b)(ii).

JJ.“Calendar Month” means one of the twelve months of the year.

KK.“Change of Control Transaction” means the occurrence of (a) an acquisition after the date hereof by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of effective control (whether through legal or beneficial ownership of capital stock of the Company, by contract or otherwise) of in excess of fifty percent (50%) of the voting power of the Company (except that the acquisition of voting securities by the Holder shall not constitute a Change of Control Transaction for purposes hereof), (b) any transaction or event (whether by means of (A) a share exchange or tender offer applicable to the Common Shares that is subject to the then-applicable tender offer rules under the Exchange Act or (B) a liquidation, consolidation, recapitalization, reclassification, combination or merger of the Company) or a series of related transactions or related events pursuant to which the outstanding Common Shares of the Company are exchanged for, converted into or constitute solely the right to receive cash, securities or other property, and after giving effect to such transaction or event, the Persons who held the Common Shares immediately prior to such transaction or event cease to hold a majority of the voting power of the acquirer or successor immediately following such transaction or event, or (c) a sale, assignment, transfer, conveyance or other disposal of all or substantially all of the properties and/or other assets of the Company and its Subsidiaries on a consolidated basis to another Person other than one or more of the Company’s direct or indirect Wholly Owned Subsidiaries, unless, in connection with the occurrence of any of the events, transactions or other actions described in the foregoing subclauses (a) through (c), all amounts due under this Debenture are paid in full (and solely in the case of a Change of Control Transaction, if the VWAP of the Common Shares as of the relevant date of determination is above the Fixed Price but less than Upper Redemption Threshold, the Company will be permitted to redeem the Debenture pursuant to a Fixed Price Cash Redemption Notice) or the Holder consents to such Change of Control Transaction.

LL.“Claims” shall have the meaning set forth in Section (6)(a).

MM.“Closing Price” means the price per share in the last reported trade of the Common Shares on a Principal Market or on the exchange which the Common Shares is then listed as quoted by Bloomberg.

NN.“Commission” means the Securities and Exchange Commission.

OO.“Common Shares” means the common stock, par value $0.01, of the Company, as such common stock may hereafter be changed or reclassified.

PP.“Company” shall have the meaning set forth in the preamble of this Debenture.

QQ.“Conversion Date” shall have the meaning set forth in Section (4)(b)(i)(1).

RR.“Conversion Failure” shall have the meaning set forth in Section (4)(b)(ii).

SS.“Conversion Notice” shall have the meaning set forth in Section (4)(b)(i)(1).

TT.“Convertible Securities” means any securities (other than Options issued in a non-capital raising transaction or issued to lenders in connection with a loan transaction) directly or indirectly convertible into or exercisable or exchangeable for Common Shares.

UU.“Corporate Event” shall have the meaning set forth in Section (5)(d).

VV.“Debenture” shall have the meaning set forth in the preamble of this Debenture.

WW.“Dilutive Issuance” shall have the meaning set forth in Section (5)(b).

XX.“DTC” shall have the meaning set forth in Section (4)(b)(i)(1).

YY.“Exchange Act” means the Securities Exchange Act of 1934, as amended.

ZZ.“Exchange Cap” shall have the meaning set forth in Section (4)(c)(ii).

AAA.“Ex-Dividend Date” means the first date on which the Common Shares trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question, from the Company or, if applicable, from the seller of Common Share on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market.

BBB.“Excluded Securities” means any Common Shares issued or issuable or deemed to be issued by the Company: (i) under any Approved Stock Plan, including in respect of Options issued under any Approved Stock Plan, (ii) upon conversion of any of the Debentures issued pursuant to the Purchase Agreement (including the Debentures and Other Debentures and the Common Shares issued in connection with this Debenture and any of the Other Debentures); (iii) upon conversion, exercise or exchange of any Options or Convertible Securities which are outstanding on the day immediately preceding the date of the Purchase Agreement (or are issued pursuant to a binding agreement entered into prior to such date and the early vesting of any Options thereunder); provided, that such issuance of Common Shares upon exercise of such Options or Convertible Securities (x) is made pursuant to the terms of such Options or Convertible Securities in effect on such date (or such date they are issued pursuant to such binding agreement) and such Options or Convertible Securities are not amended, modified or changed on or after such date in a manner that decreases the effective exercise or conversion price or (y) results in the issuance of a number of Common Shares that is less than would be required pursuant to the terms of such Options or Convertible Securities, (iv) upon a stock split, reverse stock split, distribution of bonus shares, combination or other recapitalization events, (v) pursuant to any ATM Sales (as defined in the Purchase Agreement), to the extent permitted to be made under the Purchase Agreement, and, after 45 days from the Issuance Date, any other sales of Common Shares pursuant to an agreement that is substantially similar to that certain At Market Issuance Sales Agreement, dated as of January 17, 2024, and amended as of February 23, 2024 and as of November 7, 2024, by and between the Company and B. Riley Securities, Inc, (vi) pursuant to any other agreement by and between the Company and the Holder, (vii) as matching contributions under the Company’s 401(k) plan or (viii) upon exercise or conversion of Options issued in a non-capital raising transaction or issued to lenders in connection with a loan transaction.

CCC.“Fixed Redemption Notice” shall have the meaning set forth in Section (2)(c).

DDD.“Floor Price” solely with respect to the Market Price, shall mean $[____]2 per Common Share.

EEE.“Freely Tradable” means with respect to a security that such security (x) is not identified by a “restricted” CUSIP or ISIN number; (y) is not represented by any certificate that bears a restricted security legend, and (z) is eligible to be offered, sold or otherwise transferred pursuant to Rule 144 or otherwise if held by a Person that is not an Affiliate of the

2 Insert price equal to 20% of the VWAP of the Common Shares on the last complete trading day immediately prior the Issuance Date.

Company, and that has not been an Affiliate of the Company during the immediately preceding three (3) months, without any requirements as to volume, manner of sale, availability of current public information or notice under the Securities Act.

FFF.“Fundamental Transaction” means any of the following: (1) the Company effects any merger or consolidation of the Company with or into another Person and the Company is the non-surviving company (other than a merger or consolidation with a Wholly Owned Subsidiary of the Company for the purpose of redomiciling the Company, provided such domicile is within the United States of America), (2) the Company effects any sale of all or substantially all of its and its Subsidiaries’ consolidated assets in one or a series of related transactions, or (3) the Company effects any reclassification of the Common Shares or any compulsory share exchange pursuant to which the Common Shares are effectively converted into or exchanged for other securities, cash or property.

GGG.“Governing Jurisdiction” shall have the meaning set forth in Section (11)(a).

HHH.“Holder” shall have the meaning set forth in the preamble of this Debenture.

III.“Indemnified Damages” shall have the meaning set forth in Section (6)(a).

JJJ.“Indemnified Person” shall have the meaning set forth in Section (6)(a).

KKK.“Installment Payment” shall have the meaning given such term in Section (2)(b).

LLL.“Installment Payment Date” shall have the meaning given such term in Section (2)(b).

MMM.“Installment Principal Amount” shall have the meaning given such term in Section (2)(b).

NNN.“Issuance Date” shall have the meaning set forth in the preamble of this Debenture.

OOO.“Interest Rate” shall have the meaning set forth in Section (1)(b).

PPP.“Market Price Conversion” shall have the meaning set forth in Section (4)(b)(i)(2).

QQQ.“Market Price Conversion Notice” shall have the meaning set forth in Section (4)(b)(i)(2).

RRR.“Market Price Conversion Payment” shall have the meaning set forth in Section (4)(b)(i)(2).

SSS.“Market Price Conversion Payment Notice” shall have the meaning set forth in Section (4)(b)(i)(2).

TTT.“Maturity Date” shall have the meaning set forth in Section (1)(a).

UUU."New Issuance Price" shall have the meaning set forth in Section (5)(b).

VVV.“Obligations” means all of the Company’s obligations, indebtedness or liabilities of the Company to the Holder under the Transaction Documents at any time.

WWW.  “Optional Redemption” shall have the meaning set forth in Section (2)(c).

XXX.“Options” means any rights, warrants or options to subscribe for or purchase Common Shares or Convertible Securities.

YYY.“Other Debentures” means any other debentures issued pursuant to the Purchase Agreement and any other debentures, notes, or other instruments issued in exchange, replacement, or modification of the foregoing.

ZZZ.“Payment Premium” means 2.75%.

AAAA.  “Periodic Reports” shall mean all of the Company’s reports required to be filed by the Company with the Commission under applicable laws and regulations (including, without limitation, Regulation S-K), including annual reports (on Form 10-K), quarterly reports (on Form 10-Q), and current reports (on Form 8-K), for so long as any amounts are outstanding under this Debenture.

BBBB.“Person” means a corporation, an association, a partnership, organization, a business, an individual, a government or political subdivision thereof or a governmental agency.

CCCC.“Principal” shall have the meaning set forth in the preamble of this Debenture.

DDDD.  “Principal Market” means the Nasdaq Capital Market; provided however, that in the event the Company’s Common Shares are ever listed or traded on any of the New York Stock Exchange, the NYSE American, the Nasdaq Global Market, or the Nasdaq Global Select Market, or such successor thereto, the “Principal Market” shall mean that market on which the Common Shares are then listed or traded

EEEE.“Purchase Agreement” shall have the meaning set forth in the preamble of this Debenture.

FFFF.“Redemption Amount” shall have the meaning set forth in Section (2)(c).

GGGG.  “Redemption Notice” shall have the meaning set forth in Section (2)(c).

HHHH.  “Registration Default” means, on any day after the Issuance Date until November [__]3, 2025 (such period the “Resale Registration Statement Effectiveness Period”), the Registration Statement is not effective under the Securities Act or usable for the resale of the Registrable Securities by the Holder, other than as a result of an action or inaction by the Holder (a “Maintenance Failure”), which Maintenance Failure is not cured within five (5) Trading Days; provided, however, that it will not be a Registration Default to the extent that the number of days during the Resale Registration Statement Effectiveness Period that the Registration Statement is not so effective or usable (inclusive of any Blackout Period) does not exceed an aggregate of either (x) twenty (20) (or, in the case of a Blackout Period Extension Determination for which the Company provides notice to the Holder, thirty (30)) calendar days (whether or not consecutive) in any ninety (90) consecutive calendar day period; or (y) sixty (60) (or, in the case of a Permitted Blackout Period Extension for which the Company provides notice to the Holder, seventy-five (75)) calendar days (whether or not consecutive) during the Resale Registration Statement Effectiveness Period;

IIII. “Registrable Securities” means all of the Common Shares issuable or issued upon conversion of this Debenture as of the date of determination (without giving effect to any limitations on exercise set forth in Section 4(c)(i)); provided, however, that any such Common Share will cease to be a Registrable Security upon the earliest to occur of the following events: (1) such Common Share is Freely Tradable; (2) such Common Share ceases to be outstanding (or issuable upon conversion of this Debenture as of the date of determination (without giving effect to any limitations on exercise set forth in Section 4(c)(i)); (3) such Common Share (x) is sold or otherwise transferred in a transaction (including, for the avoidance of doubt, a transaction that is registered under the Securities Act) following which such Common Share ceases to be a “restricted security” (as defined in Rule 144); (y) is not identified by a “restricted” CUSIP or ISIN number; and (z) is not represented by any certificate that bears a restricted security legend, (4) the Debenture would be eligible to be offered, sold or otherwise transferred pursuant to Rule 144 if held by a Person that is not an Affiliate of the Company, and that has not been an Affiliate of the Company during the immediately preceding three (3) months, without any requirements as to volume, manner of sale, availability of current public information (whether or not then satisfied) or notice under the Securities Act and (5) the Debenture is sold or otherwise transferred in a transaction following which the Debenture ceases to be a “restricted security” (as defined in Rule 144).

JJJJ.“Registration Statement” has the meaning given such term in the Purchase Agreement.

KKKK.  “Required Holders” has the meaning given such term in the Purchase Agreement.

3 NTD: insert one year anniversary.

LLLL.“Required Reserve Amount” shall have the meaning set forth in Section (4)(d).

MMMM.  “Rule 144” means Rule 144 under the Securities Act (or any successor rule thereto).

NNNN.  “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

OOOO.  “Share Delivery Date” shall have the meaning set forth in Section (4)(b)(i)(1).

PPPP.    “Share Installment Payment” shall have the meaning given such term in Section (2)(b).

QQQQ.  “Significant Subsidiary” of any Person means any Subsidiary of that Person that constitutes a “significant subsidiary” (as defined in Rule 1-02(w) of Regulation S-X under the Exchange Act) of that Person.

RRRR.“Specified Event of Default” means the Events of Default set forth in Sections (3)(a)(i) and (3)(a)(ii).

SSSS.“Subsidiary” means, with respect to any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of capital stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, general partners or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person; (ii) such Person and one or more Subsidiaries of such Person; or (iii) one or more Subsidiaries of such Person.

TTTT.“Trading Day” means a day on which the Common Shares are quoted or traded on a Principal Market on which the Common Shares are then quoted or listed; provided, that in the event that the Common Shares are not listed or quoted on a Principal Market, then Trading Day shall mean a Business Day.

UUUU.  “Transaction Document” has the meaning given such term in the Purchase Agreement.

VVVV.  “Underlying Securities” has the meaning given such term in the Purchase Agreement.

WWWW. “Upper Redemption Threshold” means 1.3793 multiplied by the Fixed Price

XXXX.   “Variable Redemption Notice” shall have the meaning set forth in Section (2)(c).

YYYY.  “Violations” shall have the meaning set forth in Section (6)(a).

ZZZZ.   "VWAP" means, for any security as of any date, the daily dollar volume-weighted average price for such security on the Principal Market during regular trading hours as reported by Bloomberg through its “Historical Prices – Px Table with Average Daily Volume” function.

AAAAA. “Wholly Owned Subsidiary” of a Person means any Subsidiary of such Person all of the outstanding capital stock or other ownership interests of which (other than directors’ qualifying shares) are owned by such Person or one or more Wholly Owned Subsidiaries of such Person.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Convertible Debenture to be duly executed by a duly authorized officer as of the date set forth above.

COMPANY:

PLUG POWER INC.

By:
Name:
Title:

EXHIBIT I

CONVERSION NOTICE

(To be executed by the Holder in order to Convert the Convertible Debenture)

TO: PLUG POWER INC.

Via Email:

The undersigned hereby irrevocably elects to convert a portion of the outstanding and unpaid Conversion Amount of Convertible Debenture No. PLUG-1 into Common Shares of PLUG POWER INC., according to the conditions stated therein, as of the Conversion Date written below.

Conversion Date:

Principal Amount to be Converted:

Accrued Interest to be Converted:

Total Conversion Amount to be converted:

Fixed Price:

Market Price:

Applicable Conversion Price:

Number of Common Shares to be issued:

Please issue the Common Shares in the following name and deliver them to the following account:

Issue to:

Broker DTC Participant Code:

Account Number:

Authorized Signature:

Name:

Title:

EXHIBIT II

MARKET PRICE CONVERSION NOTICE

(To be executed by the Holder in order to initiate Market Price Conversions)

TO: PLUG POWER INC.

Via Email:

The undersigned hereby elects to convert up to $[  ] of unpaid Principal, together with all accrued and unpaid interest on such Principal, as of the first calendar day of the Calendar Month set forth below, of Convertible Debenture No. PLUG-1 into Common Shares of PLUG POWER INC., according to the conditions stated therein, at the Market Price during the Calendar Month set forth below. Capitalized terms used but not defined herein shall have the meaning ascribed thereto in Convertible Debenture No. PLUG-1.

The Holder will be eligible to begin submitting Market Price Conversions on [  ]4 if the Holder does not receive a Market Price Conversion Payment Notice from the Company prior to [  ]5.

Calendar Month:

Principal Amount eligible to be Converted[6]:

Accrued Interest on such Principal Amount as of the first calendar day of the Calendar Month set forth above eligible to be Converted:

Total Conversion Amount eligible to be converted at the Market Price during the Calendar Month set forth above:

Applicable Market Price Conversion Payment:

Applicable Market Price Conversion Payment Deadline (if elected by the Company)[7]:

Authorized Signature:

Name:

Title:

4 The first calendar day of the applicable Calendar Month.

5 The first calendar day of the applicable Calendar Month.

6 Not to exceed $22,500,000 in any given Calendar Month.

7 To be the last Trading Day of the applicable Calendar Month.

SCHEDULE I

SCHEDULE OF BUYERS

(a)	(b)	(c)
Buyer	Subscription Amount of Convertible Debenture	Purchase Price (95% of Subscription Amount)

YA II PN, Ltd.
1012 Springfield Avenue	$200,000,000.00	$190,000,000.00
Mountainside, NJ 07092

Legal Representative’s Address and E-Mail Address
Robert Harrison, Esq.
1012 Springfield Avenue
Mountainside, NJ 07092
Email: Legal@yorkvilleadvisors.com